UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material pursuant to § 240.14a-11(c) of § 240.14a-12

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

01	2025 Proxy

Your Vote is Important
If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Time, on May 28, 2025 to be counted. To vote by proxy:

Internet	Telephone	Mail

•
Go to: proxyvote.com and follow the
instructions, 24 hours a day,
seven days a week.

•
You will need the 16-digit
control number included on your
proxy card or Notice of Internet
Availability to vote online.

•
From a touch-tone telephone,
dial 1-800-690-6903 and
follow the recorded instructions,
24 hours a day, seven days a week.

•
You will need the 16-digit
control number included on your
proxy card or Notice of Internet
Availability in order to vote by
telephone.

•
If you received paper copies of
the Proxy Materials, mark your
selections on the proxy card
that accompanies this Proxy
Statement.

•
Date and sign your name
exactly as it appears on your
proxy card.

•
Mail the proxy card in the
enclosed postage-paid
envelope provided to you.

•	Any shareholder can attend the Annual Meeting via live audio webcast at: virtualshareholdermeeting.com/CODI2025.
•	We encourage you to access the Annual Meeting online prior to its start time.
•	The Annual Meeting starts at 12:00 p.m., Eastern Time.
•	Shareholders may vote while attending the Annual Meeting on the live audio webcast.
•	Please have the control number that appears on your proxy card or Notice of Internet Availability in order to join the Annual Meeting.
•	Instructions on how to attend and participate via live audio webcast are posted at: virtualshareholdermeeting.com/CODI2025.
•	Questions regarding how to attend and participate via live audio webcast may also be answered by calling 800-321-8022 on the day of the Annual Meeting.

02	A Message from the Chair of our Board

Letter to Shareholders

Larry L. Enterline
Board Chair
April 14, 2025
Dear Fellow Shareholders,
I am proud to report that 2024 was another successful year at Compass Diversified (CODI). The Company delivered double-digit growth in revenue and greater than 30% growth in adjusted EBITDA. This strong performance was a direct result of our team executing against our long-term strategic plan and demonstrates that our values-driven approach can deliver superior results.
At CODI, we focus on acquiring and actively managing innovative and disruptive businesses that are poised to outgrow their respective market segments. We empower our subsidiary management teams to pursue their visions and deliver outsized growth through innovation, superior execution, and a focus on the long term. We support these businesses with strategic guidance, permanent capital, and the resources they need to achieve their full potential.
Even with the best products and most well-crafted strategies, outstanding results are only possible with great leadership and dedicated teams. Our values-driven culture means we are able to attract and retain top-tier talent both at CODI and across our subsidiaries. On behalf of the Board, I would like to take this opportunity to recognize our management team, whose commitment to fostering a culture of innovation allows us to seize and invest in growth opportunities while staying true to the principles that define CODI. Equally, I want to recognize the employees whose hard work and commitment bring these values to life each day. I also want to thank the management teams and staff at our subsidiaries, who are executing their growth strategies, challenging the status quo, and delivering exceptional outcomes for all of our stakeholders.
Shareholder Alignment and Long-Term Value Creation
We recently revised our Management Services Agreement to better align management compensation with shareholder interests and increase Board oversight. Key changes include implementing a sliding scale for management fees, eliminating integration service fees on acquisitions, and establishing an incentive management fee, which is subject to approval by the Board’s compensation committee and is paid only when certain financial hurdles are met. Collectively, these changes will reduce long-term costs for shareholders and ensure a stronger alignment between our leadership team and the shareholders we serve.
During 2024, we repurchased over 400,000 common shares returning over $9.2 million to shareholders. This reflects our commitment to deploy and distribute capital to maximize shareholder value. While our primary focus remains funding our strategic growth initiatives and optimizing return on invested capital, we made the decision to opportunistically repurchase shares when we believed our stock was trading below its intrinsic value. This disciplined approach allowed us to deliver long-term value for our shareholders while maintaining financial flexibility.

03	2025 Proxy
Enhancing Governance
Over the past few years, we have taken steps to further strengthen our governance and refresh our Board. We began the process in 2022 when we appointed an independent Board Chair and eliminated staggered terms for our directors. That same year, and continuing through 2023, we added four new directors, bringing fresh perspectives, diverse skills, and updated knowledge to the organization. The retirement of two of our longest-tenured Board members this year is the final step in a planned succession strategy, which was designed to facilitate continuity and knowledge transfer, while introducing new ideas and viewpoints. We believe our Board is well positioned to continue to effectively oversee CODI’s evolving strategy and identify and manage risks in a changing market.
On behalf of the Board and the entire organization, I want to take this opportunity to thank Jim Bottiglieri for his 20 years of service to CODI as both a key member of the management team and, most recently, as a Board member. Jim was critical to our initial public offering and has been a valued member of our Board, providing deep institutional knowledge, financial expertise, and wise counsel to the Board and management. We truly appreciate all he has done. The Board would also like to thank Gordon Burns for his 17 years of dedicated service on our Board. His leadership and support have been instrumental to CODI’s success, and we deeply appreciate his contributions.
Annual Meeting of Shareholders
This Proxy Statement provides important information about our Board and governance practices, executive compensation structure, and corporate responsibility and sustainability — key components of our commitment to transparency, accountability, and long-term value creation. Please join us at 12:00 p.m., Eastern Time, on May 29, 2025, for our 2025 Annual Meeting of Shareholders. You can attend virtually by registering here: virtualshareholdermeeting.com/CODI2025.
Although the current market conditions and uncertainties present challenges, looking ahead, long-term we see significant opportunities and a bright future for CODI. Thank you for your continued trust and support as we embark on another year of proactive risk oversight, strategic adaptation, innovation and long-term value creation.
Sincerely,
Larry L. Enterline Chair of the Board

04	2025 Proxy
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, May 29, 2025
Compass Diversified Holdings’ 2025 Annual Meeting of Shareholders (the “Annual Meeting”) will be held via live audio webcast on Thursday, May 29, 2025, at 12:00 p.m. Eastern Time. This year’s Annual Meeting will be a completely virtual meeting, which means that you will be able to participate in the meeting, vote and submit your questions during the meeting online at: virtualshareholdermeeting.com/CODI2025. You will not be able to attend the Annual Meeting in person.
The Annual Meeting is being held for the following purposes:

Proposal 1	To elect six (6) directors, as described in the Proxy Statement, each to serve for a one-year term expiring at the 2026 Annual Meeting of Shareholders;
Proposal 2	To approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”); and
Proposal 3
To ratify the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2025.

Shareholders may also be asked to consider and act upon such other matters as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.
These matters are more fully described in the Proxy Statement. Our Board of Directors (our “Board”) recommends that you vote “FOR ALL” six (6) of the director nominees to be elected, “FOR” the resolution approving, on a non-binding and advisory basis, the Say-on-Pay Vote, and “FOR” the ratification of Grant Thornton LLP as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2025. Our Board knows of no other matters at this time that may be properly brought before the meeting.
Shareholders of record at the close of business on April 1, 2025, are entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournment(s) or postponement(s) thereof. A list of these shareholders will be available for inspection for 10 days preceding the Annual Meeting at our principal executive offices located at 301 Riverside Avenue, 2nd Floor, Westport, CT 06880. The Notice of Annual Meeting, proxy card, Proxy Statement and related materials and the Company’s Annual Report to Shareholders, which we refer to as the “Proxy Materials” are first being sent or made available to shareholders on or about April 14, 2025.
Please carefully read the sections in the Proxy Statement on attending via live audio webcast and voting at the Annual Meeting to ensure that you comply with these requirements.
Important Notice Regarding Availability of Proxy Materials for the Annual Meeting. We are pleased to save costs and help protect the environment by using the Notice and Access method of delivery. Instead of receiving paper copies of our Proxy Materials in the mail, many shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”), which provides an internet website address where shareholders can access electronic copies of Proxy Materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the Proxy Materials and proxy card. The Company’s 2025 Proxy Statement and 2024 Annual Report are available online at proxyvote.com. We encourage you to access and review such materials before voting.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting via webcast, we urge you to consider the Proxy Statement carefully and to promptly vote your shares. To be sure that your shares are properly represented at the meeting, whether or not you attend virtually, please submit your vote through the internet at the website shown on the proxy card or Notice, or by telephone at the number shown on the proxy card or Notice; or, if you received paper copies of your Proxy Materials by mail, by completing, dating, signing, and returning the enclosed proxy card as promptly as possible. We must receive any proxy that will not be delivered during the Annual Meeting webcast no later than 11:59 p.m., Eastern Time on Wednesday, May 28, 2025.
By Order of the Board of Directors,
Carrie W. Ryan Chief Compliance Officer, General Counsel & Secretary April 14, 2025

05	2025 Proxy

4	Notice of Annual Meeting of Shareholders
6	Proxy Summary
7	Company Highlights
9	PROPOSAL 1: Election of Directors
11	Our Board of Directors
17	Certain Information Regarding our Directors and Executive Officers
19	Board Composition, Independence, and Committees
23	Corporate Governance and Board Oversight
31	Certain Relationships and Related Persons Transactions
35	Director Compensation
37	PROPOSAL 2: Advisory Vote Regarding Executive Compensation
38	Our Pay
39	Compensation Discussion and Analysis
42	Overview of Our Executive Compensation
46	Insider Trading Policy and Policies on Hedging and Pledging
49	Pay Versus Performance
53	Compensation Committee Report

54	PROPOSAL 3: Ratification of Appointment of Independent Auditor
55	Our Independent Auditor
57	Audit Committee Report
58	Our Shareholders
58	Share Ownership of Directors, Executive Officers and Principal Shareholders
60	Shareholder Proposals for the 2026 Annual Meeting of Shareholders
61	United States Securities and Exchange Commission Reports
61	Other Matters
61	Delivery of Documents to Shareholders Sharing an Address
62	Information Regarding Annual Meeting
62	Purpose of Meeting
62	Attending and Voting at the Annual Meeting
64	Appointment of Proxy
65	Approval of Proposals and Solicitation

Compass Diversified Holdings, a Delaware statutory trust, which we refer to as the “Trust”, owns its businesses through Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the “Company.” Except where the context indicates otherwise, “we,” “us,” and “our” refer to the Company and the Trust. References to “shareholders” refer to shareholders of the Trust. This Proxy Statement and the accompanying materials contain “forward-looking” statements regarding the Trust’s and the Company’s current expectations within the meaning of the applicable securities laws and regulations. Forward-looking statements generally are identified by words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. These risks and uncertainties include, but are not limited to, the factors and risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including the sections titled “Statement Regarding Forward-Looking Disclosures” and “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on our forward-looking statements and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

06	2025 Proxy

Proxy Summary
2025 Annual Meeting of Shareholders

Date and Time	Virtual Shareholder Meeting (via webcast)	Record Date	Voting Eligibility
May 29, 2025 12:00 p.m., ET	Register at proxyvote.com	April 1, 2025	Owners of Trust common shares as of Record Date

Voting Proposals and Board Recommendations

	Proposal	Board Vote Recommendation	Page
Proposal 1	To elect six (6) directors, as described in the Proxy Statement, each to serve for a one-year term expiring at the 2026 Annual Meeting of Shareholders	FOR ALL	9
Proposal 2	To approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”)	FOR	37
Proposal 3	To ratify the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2025	FOR	54

07	2025 Proxy
Company Highlights
Overview of Business
Our organization is comprised of three separate, independent, business entities that work closely together: Compass Group Management LLC, the privately held external manager of the organization, which we refer to as our “Manager”, Compass Diversified Holdings, which we refer to as the “Trust” and Compass Group Diversified Holdings LLC, which we refer to as the “Company.” Although the shares issued to the public are technically at the Trust level (NYSE: CODI), the Trust and the Company file consolidated reports with the SEC.
The Company has access to substantial financial resources which are utilized for the acquisition and active management of innovative and disruptive middle-market businesses. Upon completion of an acquisition, we immediately begin to work with the acquired company’s management team to help realize their vision, identifying the most critical and time sensitive needs, and developing strategies to address them.
Our unique structure allows for the efficient and quick consummation of transactions, without financing contingencies, including obtaining acquisition financing on a transaction-by-transaction basis. In addition, our subsidiaries have ongoing access to substantial growth capital. Finally, our long-term ownership perspective is not impacted by artificial ownership timing criteria. Rather, we continuously work with our subsidiaries to achieve growth organically and through add-on acquisitions. We opportunistically evaluate strategic alternatives and assess the appropriate individual course of action for each of our companies, without regard to external and unrelated factors.
Our Manager provides management services to the organization in accordance with a Management Services Agreement between the Manager and the Company, which we refer to as the “Management Services Agreement.” The Management Services Agreement defines the duties and responsibilities of our Manager, its relationship with the
Company, and the areas over which the Company’s Board has ultimate oversight and authority. Our Manager, in exchange for a management fee, is tasked with performing the services necessary for the day-to-day business, operations and affairs of the Company, as the Company currently does not have any employees and does not expect to have any employees in the foreseeable future.
2024 Performance Highlights
and Key Accomplishments
For the full year 2024, the Company achieved double-digit sales growth and increased its adjusted EBITDA1 by more than 30%. Growth in both revenue and adjusted EBITDA accelerated in the fourth quarter, exceeding management’s expectations for both the quarter and for the full year.
2024 was a transformational year for the Company. We took concrete steps to shift our focus to more innovative and disruptive businesses that can grow faster and drive long-term value creation for all stakeholders. We acquired The Honey Pot Company, a purpose-driven business focused on disrupting the feminine hygiene market by educating consumers and providing plant-derived, “better-for-you” feminine care solutions. Further, our Altor Solutions subsidiary acquired Lifoam, a leading manufacturer of temperature-controlled packaging products that we believe will expand Altor Solutions’ presence in the cold chain sector and diversify its customer base with additional blue-chip cold chain accounts.
The Company also strategically divested its Ergobaby subsidiary, a global leader in premium juvenile products, and further streamlined the business of its Velocity Outdoor subsidiary by divesting the Crosman air gun business segment. Both transactions were aimed at optimizing our long-term focus while ensuring these businesses are well positioned for their next phase of development under new ownership.
[1]
Adjusted EBITDA is a non-generally accepted accounting principle (“GAAP”) metric. See pages 108-116 of our Annual Report on Form 10-K under the heading “Reconciliation of Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP financial measure.

08	2025 Proxy
2024 Organizational Updates
The Company continues to evolve and strengthen its organization. On August 31, 2024, our Board ratified the appointment of Mr. Stephen Keller as the Company’s Chief Financial Officer. In his new role, Mr. Keller will lead the Company’s finance function, including accounting, financial planning, treasury, tax, reporting, and investor relations. With over 25 years of executive finance experience across diverse industries – including automotive, healthcare, industrial, specialty materials, retail and apparel branding, and media – Mr. Keller brings deep financial and operational expertise to the Company. Mr. Keller replaced Mr. Ryan Faulkingham, who departed from his position as the Company’s Chief Financial Officer as of the same date.
We also took meaningful steps to strengthen our capabilities in critical areas such as internal audit and financial controls, sustainability, artificial intelligence (“AI”), and business automation. To drive these initiatives, we introduced new “Centers of Excellence” aimed at providing specialized expertise and strategic guidance, particularly in areas where individual subsidiaries may lack the resources or bandwidth to develop these capabilities. By establishing foundational frameworks and best practices, we hope these Centers of Excellence will help our businesses identify opportunities, mitigate risks, and stay ahead of industry shifts.
By strengthening financial compliance, advancing sustainability efforts, and leveraging AI for operational efficiencies, our Centers of Excellence represent a powerful driver of value creation, further differentiating both the Company and its subsidiaries.
2025 Governance Updates
In January of 2025, the Company amended its Management Services Agreement. The key changes include implementing a sliding scale for base management fees, introducing an incentive management fee, eliminating integration services fees for acquisitions, and excluding excess cash from the management fee calculation. We believe that, collectively, these changes will significantly reduce long-term costs for shareholders, further align management compensation with shareholder interests and increase the oversight of our Board's Compensation Committee.
On January 3, 2025, Mr. Gordon Burns informed our Board that he would not be standing for re-election at the Company’s 2025 Annual Meeting. Effective as of the same date, Ms. Nancy Mahon assumed the role of chair of our Nominating and Corporate Governance Committee.
On February 14, 2025, Mr. James Bottiglieri informed our Board that he would be retiring from his position and not standing for re-election at the Company’s 2025 Annual Meeting.
The departures of Mr. Burns and Mr. Bottiglieri, who served on our Board for terms of 17 and 20 years, respectively, were not the result of any disagreements with the Board, the Company or management. Rather, these departures were the culmination of a planned Board refresh designed to reduce the Board’s overall tenure and infuse the Board with new and diverse skills, perspectives, and experiences.

10	2025 Proxy
PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board, upon the recommendation of the Nominating/Governance Committee, has nominated the following six (6) directors for election to the Board: Larry L. Enterline, Alexander S. Bhathal, Harold S. Edwards, Heidi Locke Simon, Nancy B. Mahon, and Teri R. Shaffer.
If elected, each director will hold office until the 2026 Annual Meeting of Shareholders and/or until their successor is elected and qualified.
Recommendation of the Board
Our Board recommends that you vote FOR ALL six (6) of the director nominees to be elected to our Board, in each case, for a one-year term ending at the 2026 Annual Meeting of Shareholders.
Please see the following pages for additional information on the director nominees.

11	2025 Proxy

Our Board of
Directors
2025 Director Nominees
The names, ages (as of April 1, 2025), and positions of our director nominees are as follows:

Name	Age	Position

Larry L. Enterline	72	Chair of the Board, Independent Director
Alexander S. Bhathal	49	Independent Director
Harold S. Edwards	59	Independent Director
Heidi Locke Simon	57	Independent Director
Nancy B. Mahon	60	Independent Director
Teri R. Shaffer	63	Independent Director

The following describes the experience, education and other qualifications of each of the director nominees to be voted on for election at the 2025 Annual Meeting. Each of the six (6) nominees currently serves on our Board.

Larry L. Enterline Chair of our Board Since 2022 Director Since 2019
Larry L. Enterline has served as Chair of our Board since July 2022 and as a director of the Company since July 2019. Mr. Enterline has been the chief executive officer of Vulcan Holdings Inc., a private investment holding and consulting services company he founded, since 2010. Previously, Mr. Enterline was the executive chairman of Greentech Environmental, an air purification systems provider from August 2021 to December 2022. Prior to that, Mr. Enterline was the chief executive officer and a director of Fox Factory Holding Corp. (NASDAQ: FOXF), a former subsidiary of the Company, from 2011 through 2019, and its executive chair from 2019 through 2021. Mr. Enterline served in various executive and management roles earlier in his career, including chief executive officer of COMSYS IT Partners Inc., an IT staffing and solutions company, senior vice president of worldwide sales and service organization at Scientific-Atlanta Inc., a Georgia-based manufacturer of cable television, telecommunications and broadband equipment. Mr. Enterline is a graduate of Case Western Reserve University and the Monte Ahuja College of Business at Cleveland State University.

12	2025 Proxy

Alexander S. Bhathal Director Since 2022
Alexander S. Bhathal has served as a director of the Company since January 2022. Mr. Bhathal is executive chair and managing partner of RAJ Capital family investment office which he founded in 2006 and its Revitate management investment platform, which supports high-potential alternative investment strategies in real estate, sports, and consumer sectors. Since 2013, Mr. Bhathal has served as co-owner and executive director of Sacramento Basketball Holdings, which owns the Sacramento Kings franchise of the National Basketball Association (NBA), the Stockton Kings of the NBA G-League, Minor League Baseball’s River Cats, Golden 1 Center, and Downtown Commons entertainment and sports district. In 2024, Mr. Bhathal led the acquisitions of Portland Thorns of the National Women’s Soccer League and the Women’s National Basketball Association Portland expansion team and he currently serves as alternate governor for both teams. Mr. Bhathal also serves on the board of directors of Mark IV Capital and Aspyr Holdings (Orange Theory Fitness Franchises) and as chair of the California Coast Chapter of Young Presidents’ Organization (YPO). Previously, Mr. Bhathal served as the chief executive officer of RAJ Swim, a company that designs, manufactures, and markets designer and private label swimwear under nationally recognized brands. Mr. Bhathal is a graduate of the University of California Los Angeles and the USC Marshall School of Business at the University of Southern California and completed the Presidents Program in Leadership at Harvard Business School.

Harold S. Edwards Director Since 2006
Harold S. Edwards has served as a director of the Company since April 2006. Mr. Edwards has been the president and chief executive officer of Limoneira Company (NASDAQ: LMNR), since 2003. Previously, Mr. Edwards was the president of Puritan Medical Products, a division of Airgas Inc. Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and the Ralston Purina Company. Mr. Edwards is currently a member of the board of directors of Limoneira Company. Mr. Edwards served on the boards of directors of Calavo Growers, Inc. (NASDAQ:CVGW) from 2005 to 2022 and Inventure Foods, Inc. (NASDAQ:SNAK) from 2014 to 2017. Mr. Edwards is a graduate of Lewis and Clark College and The Thunderbird School of Global Management at Arizona State University.

13	2025 Proxy

Heidi Locke Simon Director Since 2023
Heidi Locke Simon has served as a director of the Company since July 2023. Previously, Ms. Locke Simon was a partner at Bain & Company, a global management consulting organization, where she worked from 1993 to 2012. Prior to that she was an investment banking analyst at Goldman, Sachs & Co. Ms. Locke Simon has served as a director of Teekay Corporation Ltd. (NYSE:TK) since September 2017, and as its chair from December 2024 to present, and as chair of Teekay Tankers Ltd. (NYSE:TNK) from December 2024 to present. She also currently serves as the chair of Teekay Corporation Ltd.’s audit committee and as a member of Teekay Tankers Ltd.’s audit committee. She is a National Association of Corporate Directors (NACD) Certified Director and holds the CERT Cybersecurity Governance Certification from Carnegie Mellon. Ms. Locke Simon is a graduate of Middlebury College and the Harvard Business School.

Nancy B. Mahon Director Since 2023
Nancy B. Mahon has served as a director of the Company since May 2023. Ms. Mahon has been the chief sustainability officer of The Estée Lauder Companies Inc. since January of 2023. Previously, Ms. Mahon was the senior vice president, global corporate citizenship and sustainability at Estée Lauder from April 2016 to January 2023. Prior to that, she served as the senior vice president, social initiatives, MAC Cosmetics, Bobbi Brown & La Mer from July 2011 to March 2016. She has served as a trustee of the New York University School of Law Foundation since October 2018. She also served on the board of directors of TPG Pace Beneficial Finance Corporations I and II (NYSE: TPGY-UN and YTPG) from October 2020 to April 2023. Ms. Mahon was the chairperson of The Presidential Advisory Council on HIV/AIDS (PACHA) of the U.S. Department of Health and Human Services from December 2011 to December 2016. She completed the Rock Center for Corporate Governance Directors' College executive education program at Stanford Law School. She received a certificate in brand marketing from The Wharton School, certification as a woman on boards of directors from Yale School of Management, and is admitted to the State Bar of California, the United States Court of Appeals for the Ninth Circuit, and the United States District Court for the Northern District of California. Ms. Mahon is a graduate of Yale University and the New York University School of Law.

14	2025 Proxy

Teri R. Shaffer Director Since 2022
Teri R. Shaffer has served as a director of the Company since July 2022. Previously, Ms. Shaffer was the Americas and Regional financial audit information technology leader for Ernst & Young from 2016 to July 2022 and served in various other leadership roles at Ernst & Young since 1984. Ms. Shaffer also serves on the board of directors of the Federal Home Loan Bank Office of Finance, since April 2025. She is a National Association of Corporate Directors (NACD) Certified Director, a Harvard Business School Certified Director, Qualified Risk Director (QRD), a Certified Public Accountant, and a Certified Information Security Manager. She holds the CERT Cybersecurity Governance Certification from Carnegie Mellon. Ms. Shaffer is a graduate of Oklahoma State University and the Hult International Business School.

VOTING OF PROXIES AT THE ANNUAL MEETING
At the Annual Meeting, each valid proxy returned to us will be voted for the nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than six (6) nominees for director. While our Board does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.
VOTING RECOMMENDATION
Our Board unanimously recommends that you vote “FOR ALL” of the six (6) director nominees named above, to be elected to our Board, in each case, for a one-year term ending at the 2026 Annual Meeting of Shareholders.

15	2025 Proxy
Our Appointed Director

The following describes the experience, education and other qualifications of the director appointed by our Allocation Member to serve as a member of our Board again for fiscal year 2025. The appointed director served on our Board during 2024 and is not standing for election at the 2025 Annual Meeting.

Elias J. Sabo Director Since 2018
Elias J. Sabo has served as Chief Executive Officer of the Company and as a director since May 2018. Mr. Sabo is one of the founding partners of our Manager and has been instrumental in guiding the organization’s strategic growth since 1998. As a member of the Investment Committee, he plays a critical role in identifying and evaluating transaction opportunities, applying the investment principles established by the Company. Mr. Sabo also directs the financing activities of the Company and, together with the executive leadership team, develops and implements the organization's strategic vision. As a member of the organization's Sustainability Committee, Mr. Sabo is responsible for driving the organization's ongoing commitment to environmental stewardship, corporate social responsibility, corporate governance and sustainability, as relevant to the Company. Mr. Sabo previously served as a director and as the chair of the board of Fox Factory Holding Corp. (NASDAQ: FOXF), a former CODI subsidiary from 2007 to 2017. Previously, Mr. Sabo was with CIBC Oppenheimer, Boundary Partners and Colony Capital. Mr. Sabo is a graduate of Rensselaer Polytechnic Institute.

16	2025 Proxy
Directors Not Standing For Re-election

The following describes the experience, education and other qualifications of the other directors currently serving on our Board. These directors are not standing for re-election at the 2025 Annual Meeting.

Gordon M. Burns Director Since 2008
Gordon M. Burns has served as a director of the Company since May 2008. Mr. Burns has been a private investor since 1998. Previously, he was responsible for investment banking at UBS Securities and before that was a managing director at Salomon Brothers, Inc. Mr. Burns served on the board of directors of Aztar Corporation (NYSE:AZR), from 1998 through 2007. He is a co-founder and/or board member (past and present) for several private entities focused on cyber security. Mr. Burns is a graduate of Yale University and the Harvard Business School. Mr. Burns is not standing for re-election at the 2025 Annual Meeting.

James J. Bottiglieri Director Since 2005
James J. Bottiglieri has served as a director of the Company since December 2005. Mr. Bottiglieri previously served as Chief Financial Officer of the Company and an Executive Vice President of the Company’s Manager from 2005 to 2013. Prior to that, Mr. Bottiglieri was senior vice president and controller of WebMD Health Corporation, Star Gas Corporation, and a predecessor firm to KPMG LLP. He also serves on the board of directors and as audit chair for Horizon Technology Finance Corporation (NASDAQ:HRZN) from 2010 to present. Mr. Bottiglieri is a graduate of Pace University. Mr. Bottiglieri is not standing for re-election at the 2025 Annual Meeting.

17	2025 Proxy
Certain Information Regarding our Directors and Executive Officers
The names and ages of each of our directors, nominees and executive officers and the positions held by each of them as of April 1, 2025, are as follows:

Director	Age	Serving as Officer or Director Since	Position(s)/Committee(s)
Larry L. Enterline Independent Director	72	2019	Board Chair
Alexander S. Bhathal Independent Director	49	2022	Compensation and Nominating/Governance
James J. Bottiglieri (1) Independent Director	69	2005	Audit and Nominating/Governance
Gordon M. Burns (2) Independent Director	72	2008	Compensation and Nominating/Governance
Harold S. Edwards Independent Director	59	2006	Compensation (Chair) and Audit
Heidi Locke Simon Independent Director	57	2023	Audit
Nancy B. Mahon Independent Director	60	2023	Nominating/Governance (Chair)
Teri R. Shaffer Independent Director	63	2022	Audit (Chair)
Elias J. Sabo (3) Director and Officer	54	2018	Chief Executive Officer
Stephen Keller Officer	50	2024	Chief Financial Officer

(1)	Mr. Bottiglieri is not standing for re-election at the 2025 Annual Meeting.
(2)	Mr. Burns is not standing for re-election at the 2025 Annual Meeting.
(3)	Mr. Sabo, the Allocation Member’s appointed director, is not standing for election at the 2025 Annual Meeting.

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Our Chief Financial Officer
The following describes the experience, education and other qualifications of our current Chief Financial Officer.

Stephen Keller has served as Chief Financial Officer of the Company and Executive Vice President of the Company’s Manager since August 31, 2024. He also serves on the Investment Committee of the Company’s Manager, the organization’s Sustainability Committee, and the Company’s Enterprise Risk Management Committee. He is an observer to the boards of directors of all our subsidiary companies. Prior to joining us in 2024, Mr. Keller served as interim chief financial officer and vice president of investor relations at Envista Holdings Corporation (NYSE: NVST), a $2.6 billion company and one of the leading suppliers of dental solutions globally. During his time at Envista, he also served as vice president strategy and business development, as well as vice president and general manager of Nobel Biocare’s Prosthetics Business Unit. Prior to Envista, Mr. Keller worked at Avery Dennison Corporation (NYSE: AVY), an $8 billion global materials science company. At Avery Dennison, he held various positions of increasing responsibility in finance, strategy, and general management, including vice president, strategy and corporate development, vice president of finance for Asia and vice president and general manager of new and emerging markets for Avery Dennison’s Retail Branding and Information Solutions Division. Mr. Keller is a graduate of the University of Iowa and the Kellogg School of Management, Northwestern University.

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Board Composition,
Independence and Committees
Board Composition
Our business and affairs are managed by our Manager, subject to the oversight and direction of our Board. We currently have nine (9) directors. Following the Annual Meeting we expect to have seven (7) directors. Our Board has the ability to decrease or increase its size to no less than five (5) or up to thirteen (13) directors, respectively. Pursuant to the Company’s Sixth Amended and Restated Operating Agreement dated as of August 3, 2021, as amended, which we refer to as the “LLC Agreement”, the Company’s Allocation Member (as defined in the LLC Agreement) has the right to appoint director(s) to our Board based on overall Board size and any such appointed directors are not required to stand for election by our shareholders. Currently, there is one director appointed by the Allocation Member, Elias Sabo, our CEO.
Our Board was historically divided into three classes serving staggered three-year terms. As part of a continued emphasis on strong corporate governance practices, in February of 2022 our Board approved an amendment to the LLC Agreement to declassify the Board. Therefore, at each year’s annual shareholders’ meeting, each director (other than any director appointed by the Allocation Member) will be elected for a term of office to expire at the next annual meeting following his or her election.
Director Independence
The Trust’s common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “CODI.” Under the rules of the NYSE, independent directors must comprise a majority of our Board. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries. In determining independence of a member of the compensation committee, the following factors must be considered pursuant to Rule 10C-1: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the issuer to such director, and (ii) whether the director is affiliated with the issuer, a subsidiary of the issuer or an affiliate of a subsidiary of the issuer.
Pursuant to our LLC Agreement and other governing documents, our Board will always consist of at least a majority of independent directors and all directors serving on our standing committees will also be independent. Our Board has evaluated information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, and reviewed the materiality of any relationship that each of our directors has with the Trust or the Company, either directly or indirectly. Based on this review, the Board has determined that each of Messrs. Bhathal, Bottiglieri, Burns, Edwards, Enterline and Mses. Locke Simon, Mahon, and Shaffer are “independent directors” as defined by the NYSE and our governing documents.

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Committees of the Board
of Directors
The LLC Agreement gives our Board the authority to delegate its powers to committees of the Board. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our LLC Agreement and the terms of the respective committee charters. Our Board has three standing committees, comprised solely of independent directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which we refer to as the “Nominating/Governance Committee.” The Nominating/Governance Committee may delegate any of its authority to subcommittees, but each of the Audit Committee and Compensation Committee may not do so, unless otherwise authorized by the Board. Copies of all current committee charters are available on our website at ir.compassdiversified.com/corporate-governance/governance-overview. The composition and responsibilities of each of the separately designated standing committees of our Board are described below.
Audit Committee
Ms. Shaffer, as chair, Mr. Bottiglieri, Ms. Locke Simon and Mr. Edwards have served on our Audit Committee since our 2024 Annual Meeting of Shareholders. Our Board determined that each member of the Audit Committee is “independent” and “financially literate” under the NYSE Listing Rules and the SEC rules and regulations applicable to audit committees, and that each of Ms. Shaffer, Mr. Bottiglieri, and Ms. Locke Simon is an “audit committee financial expert” under applicable SEC rules. The Audit Committee met six times during 2024. All Audit Committee members attended 100% of the Audit Committee’s meetings during 2024.
The responsibilities of the Audit Committee are included in its written charter, which can be found on our website at the above link. Among other duties, our Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is responsible for:
•	selecting, retaining, terminating and overseeing our independent auditor;
•	assisting our Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our adherence to policies regarding ethics and business practices and our enterprise risk-management practices;
•	approving, or pre-approving, all audit and permissible non-audit services of our independent auditor;
•	reviewing, in conjunction with management and our independent auditor the effectiveness of our accounting and internal control functions and procedures;
•
reviewing the Company’s quarterly and annual audited financial statements and reports from internal and external auditors and recommending inclusion of such financial statements in the periodic reports filed with the SEC;

•
overseeing the processes and procedures for the receipt, retention and treatment of submissions received by the Company regarding accounting, internal accounting controls over financial reporting or auditing matters;

•
assisting our Board in fulfilling its oversight responsibilities with respect to cybersecurity threats and developments and the Company’s cybersecurity risk programs, policies, practices and risk mitigation strategies;

•	overseeing the Company’s internal audit function; and
•	reviewing and approving the calculation of any profit allocation payment due to the holders of the Company’s allocation interests.
Compensation Committee
Mr. Edwards, as chair, Mr. Bhathal and Mr. Burns have served on our Compensation Committee since our 2024 Annual Meeting of Shareholders. Our Board determined that each member of the Compensation Committee is “independent” and meets the compensation committee independence requirements under the NYSE Listing Rules and Rule 10C-1 of the Exchange Act. In accordance with the Compensation Committee charter, its members are “non-employee directors” within the meaning of Section 16 of the Exchange Act. The Compensation Committee met four times during 2024. All Compensation Committee members attended 100% of the Compensation Committee’s meetings during 2024.

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The responsibilities of the Compensation Committee are included in its written charter, which can be found on our website at the above link. Among other duties, our Compensation Committee is responsible for:
•	reviewing, modifying and approving the Company’s goals and objectives relevant to compensation and other remunerations;
•	evaluating the performance of our Manager and reviewing the calculation of the management fees and expense reimbursements payable to our Manager under the Management Services Agreement;
•	approving the compensation paid to the Company’s Chief Financial Officer and any members of his or her staff;
•	administering the Company’s clawback policy;
•	considering the results of shareholder advisory votes on Say-on-Pay and Say-on-Frequency of Say-on-Pay and making recommendations to the Board as appropriate;
•
reviewing the Company’s compensation plans and arrangements to assess whether they encourage excessive risk-taking, evaluating any disclosures relating to risk-taking that may be required under Item 402(s) of Regulation S-K;

•
evaluating and making recommendations concerning the total compensation package for directors, including the terms and awards of any equity compensation, as well as reimbursement of directors’ expenses;

•	monitoring compliance by non-management directors with the Company’s non-management director stock ownership guidelines;
•	reviewing and discussing with management the Compensation Discussion and Analysis and recommending its inclusion in the Company’s annual report on Form 10-K and proxy statement;
•	selecting, retaining, or obtaining the advice of compensation and other consultants; and
•	approving, modifying, overseeing and administering any long-term incentive plans adopted by the Company.
Use of Compensation Consultants
In early 2025, consistent with prior years, the Compensation Committee conducted a survey of the director compensation practices of other companies that it considers reasonably comparable to the Company. At that time, the Compensation Committee also engaged Mercer (USA) Inc., a third-party consultant, to perform a review of the Company’s non-management director compensation relative to the compensation paid to non-management directors by certain entities identified as being within the Company’s peer group. Mercer (USA) Inc. provided a peer analysis but did not make specific compensation recommendations. The Compensation Committee targets cash and equity compensation for the Company’s non-management directors at the average of its peer group. For a discussion of director compensation, see the section titled “Director Compensation.”
In 2024, the Compensation Committee engaged Oppenheimer & Co., a third-party consulting firm, to assist with the identification of a “peer group” of entities for whom the Company could gather data for benchmarking the overall compensation paid to such entities’ management teams and perform an analysis regarding the overall compensation paid to the Company’s Manager pursuant to the Management Services Agreement relative to the compensation paid to other external managers by the entities identified as being within the Company’s peer group. Oppenheimer & Co. provided a peer analysis but did not make specific compensation recommendations.
The Company’s Manager is responsible for establishing the form and amount of compensation paid to our Chief Financial Officer and the Chief Financial Officer’s staff by our Manager, in each case, subject to formal approval by the Compensation Committee. Mr. Sabo, our Chief Executive Officer, in his capacity as the managing member of our Manager, participates in the establishment of the form and amount of compensation paid to our Chief Financial Officer and his staff by our Manager. In 2024, Egon Zehnder International Ltd., a global management consulting and executive search firm, was engaged by our Manager to provide executive recruiting services with respect to the identification and selection of a Chief Financial Officer. Egon Zehnder provided compensation insight based on available market data, but did not make specific compensation recommendations.

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Nominating and Corporate
Governance Committee
Mr. Burns, Mr. Bottiglieri, Mr. Bhathal and Ms. Mahon have served on our Nominating/Governance Committee since our 2024 Annual Meeting of Shareholders, with Mr. Burns serving as chair of the committee up and until January 3, 2025, when Ms. Mahon assumed the role. The Nominating/Governance Committee is comprised entirely of independent directors who meet the independence requirements of the NYSE. The Nominating/Governance Committee met three times during 2024. All Nominating/Governance Committee members attended 100% of the Nominating/Governance Committee’s meetings during 2024.
The responsibilities of the Nominating/Governance Committee are included in its written charter, which can be found on our website at the above link. Among other duties, our Nominating/Governance Committee is responsible for:
•	evaluating the size and composition of the Board and the membership on each committee and making recommendations to the Board, as appropriate;
•
identifying and evaluating individuals qualified to become members of the Board, and recommending to the Board the director nominees for each annual shareholders’ meeting, other than the Allocation Member’s appointed director(s);

•	overseeing compliance with our corporate governance guidelines, code of ethics, anti-corruption policy, and human rights and labor policy, and conduct by officers and directors with respect to each;
•	monitoring developments in the law and practice of corporate governance and recommending or providing director training, as appropriate;
•	monitoring the performance of the Board and its individual members, reviewing Board processes, self-evaluations and policies;
•	reviewing and approving related person transactions, including transactions with our Manager and its affiliates; and
•	assisting and overseeing management with respect to developing and maintaining the Company’s environmental, social and governance policies.

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Corporate Governance and Board Oversight
Corporate Governance Summary
Over the past three years, we have been implementing incremental changes to our Board structure, overall director composition, and corporate governance policies and standards, as highlighted by the following key changes:
•	Appointed Independent Chair of our Board
•	Declassified our Board
•	Added 4 New Directors Over the Past 3 Years
•	Adopted Share Ownership Guidelines for Non-Management Directors
•
Amended our Corporate Governance Guidelines to: Implement Mandatory Minimum Meeting Attendance Standards for Directors and Refine Board Membership Criteria for Selecting, Evaluating, and Recommending Director Candidates

•	Amended our Nominating/Governance Committee Charter to Address Oversight of Sustainability and Corporate Responsibility
•	Decreased Average Board Tenure
•	Amended Insider Trading P olicy to Prohibit Margin Accounts and Pledging of Shares as Collateral for Loans by Directors and Executive Officers
•	Amended our Audit Committee Charter to Address Oversight of Cybersecurity
•	Adopted an Executive Compensation Clawback Policy
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the Board and its committees in performing their duties. Our corporate governance guidelines are available on our website at: ir.compassdiversified.com/corporate-governance/governance-overview.
Code of Ethics
We have also adopted a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics is available on our website at: ir.compassdiversified.com/corporate-governance/governance-overview. Our code of ethics applies to all of our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as the officers and employees of our Manager involved in the oversight of the day-to-day operations of the Company and its subsidiaries. Our code of ethics can only be amended by the approval of a majority of our Board, including a majority of our independent directors. We intend to disclose any amendments to, or waivers from, our code of ethics by posting on our website or by filing with the SEC a Current Report on Form 8-K, in each case, if such disclosure is required by rules of the SEC or the NYSE.

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Annual Board Self-Assessment
Our Board annually conducts a self-evaluation (with anonymous responses) to determine whether the Board, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee are functioning effectively and to identify opportunities to enhance their effectiveness.
Board Leadership Structure
Our LLC Agreement provides that the Chair of the Board be elected by a majority of the Board and be a member of the Board. The LLC Agreement also provides that, so long as the Management Services Agreement is in effect, the Company’s Manager shall second personnel to serve as the Chief Executive Officer and Chief Financial Officer of the Company, subject to the formal election of such individuals by the Company’s Board. Although there is no requirement that the Chief Executive Officer and the Chair be separate positions, the Board has currently chosen to separate the Chief Executive Officer and Chair positions.
Mr. Larry L. Enterline, an independent director, was appointed as Chair of the Board effective as of July 2, 2022, and currently serves in such role. The Board believes the current separation of these roles helps to ensure good Board governance and fosters independent oversight to protect the long-term interests of the Company’s shareholders. In addition, the Board believes this separation is presently appropriate as it allows our Chief Executive Officer to focus primarily on leading the Company’s day-to-day business and affairs while the Board’s Chair can focus on leading the Board in its consideration of strategic issues and monitoring risk and corporate governance practices and shareholder matters.
Among other duties, our Board Chair is responsible for: approving meeting agendas; approving Board meeting schedules to ensure there is sufficient time for discussion of all agenda items; approving the type of information to be provided to directors for Board meetings; presiding over all executive sessions of the non-management directors; being available for consultation and direct communication with the Company’s shareholders; calling meetings of non-management directors when necessary and appropriate; and performing such other duties as the Board may from time to time designate.
Independent Lead Director
Currently, there is no director serving as independent lead director of the Company, as the Chair of the Company’s Board is not an executive officer and has been deemed independent by our directors. Our corporate governance guidelines provide that an independent lead director will be elected by the Board’s independent directors if the Chair of the Company’s Board is not deemed independent by the Board.
Board Attendance
While it is understood that practical considerations may limit a director from attending each Board meeting and each meeting for those committees on which he or she serves, it is expected that each of our directors will endeavor to attend substantially all of such meetings and to attend in person whenever possible. In addition, it is expected that each director will, at an absolute minimum, for each year of such director’s service, attend at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such director served as a director), and (ii) the total number of meetings held by all committees of the Board on which such director served (during the periods that such director served). Directors are also encouraged, when scheduling permits, to attend meetings held by the committees of the Board, whether or not serving on such committee. Our Board met fourteen times during 2024. Each director attended over 75% of the meetings of the Board and its committees in 2024. Although we have no formal policy regarding director attendance at the Annual Meeting of Shareholders, directors are encouraged to attend. Eight of the Company’s nine directors attended the 2024 Annual Meeting of Shareholders.
Share Ownership Guidelines
Our Board believes that non-employee directors of the Company should own meaningful amounts of the common shares of the Trust to promote a long-term perspective and confidence in the Company and to ensure alignment with shareholders, capital markets and public interests. To meet this objective, in February of 2023 the Board established share ownership guidelines for non-employee directors, which we refer to as our “Director Share Ownership Guidelines” under which each non-employee director is expected to acquire and continue to hold during his or her term as a director of the Company common shares of the Trust having a value equal to five (5) times such director’s annual cash retainer, excluding any additional retainer

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amount(s) such director receives as compensation for chairing the Board, a committee of the Board, or in a leadership role (e.g. independent lead director), if any (the “Ownership Requirement”). Non-employee directors are required to achieve the applicable Ownership Requirement within five (5) years after their first full year of service on the Board. If the Ownership Requirement is changed or reset, the applicable non-employee directors are required to achieve the new Ownership Requirement within five (5) years of any such change to the Ownership Requirement. Shareholdings that count towards the Ownership Requirement under our Director Share Ownership Guidelines include shares held directly by the director, shares held by his or her spouse or dependent children, and shares held in trust for the economic benefit of the director or his or her spouse or dependent children.
As of April 1, 2025, four of our eight non-employee directors (50%), have met the Ownership Requirement established by our Director Share Ownership Guidelines and the remaining four directors are on track to meet such Ownership Requirement by the fifth year following their first full year of service on our Board.
During 2024, our Nominating/Governance Committee oversaw compliance by directors under our Director Share Ownership Guidelines. Effective as of February 2025, our Compensation Committee will oversee compliance by directors under our Director Share Ownership Guidelines. The Company’s Board may amend our Director Share Ownership Guidelines as it deems necessary or appropriate.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, no member of our Compensation Committee was an employee or officer of the Company, was a former employee or officer of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. None of our executive officers currently serves, or served in the past fiscal year, as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Material Legal Proceedings Involving Directors and Executive Officers
Currently, there are no material proceedings to which any of our directors, director nominees, officers, affiliates, any owners of record or beneficially of more than five percent of any class of voting securities, or any associate of any such director, director nominee, officer, affiliate, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.
Executive Sessions of Our Board
Our corporate governance guidelines provide that the non-management directors will meet without management directors in regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. To the extent that any non-management directors are not independent directors, the independent directors will also meet in regularly scheduled executive sessions at least once annually. In accordance with our corporate governance guidelines, the Chair of the Board, Audit Committee, Nominating/Governance Committee, Compensation Committee, or the independent lead director (if serving) will preside at these executive sessions of the non-management directors and independent directors, as determined by the non-management or independent directors based upon the subject matter to be discussed. Mr. Enterline presided over executive sessions of non-management directors and independent directors during fiscal year 2024 and continues to preside over executive sessions of non-management and independent directors. Our non-management directors (who were all deemed independent by our Board) met in executive session four times during 2024.
Nominations of Directors
Our nomination process for directors is designed to allow for recruitment procedures that meet the Board’s and the Company’s strategic priorities at a given point in time. Our annual Board self-evaluation process serves as an effective mechanism for monitoring the need for Board refreshment, while maintaining a balance of tenure at the Board. As provided in its charter, the Nominating/Governance Committee identifies and makes recommendations to the Board with respect to nominees for election or re-election to the Board at our annual shareholder meetings. The

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Nominating/Governance Committee casts a wide net in seeking new director candidates, including, when necessary, engaging external search firms, as well as engaging with the Company’s existing Board and management team, who know the Company best, and considering candidates recommended by investors, shareholders, and others, to perform a thorough and exhaustive search for candidates.
In making its recommendations regarding Board nominees, among other factors, criteria and qualifications, our Nominating/Governance Committee seeks candidates who: (a) possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; (b) have a genuine interest in the Company and a recognition that, as a member of the Board, each director is accountable to the shareholders of the Company; (c) have a background that demonstrates an understanding of business and financial affairs of other organizations of comparable or larger purpose, complexity and size, and subject to similar or greater legal restrictions and oversight; (d) are able to contribute to the effective oversight of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company and its subsidiaries operate; (e) have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its shareholders; (f) have no relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; (g) have the ability and are willing to spend the time required to function effectively as a director; (h) possess skills necessary for service on Board committees; (i) are compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; (j) have independent opinions and are willing to state them in a constructive manner, and (k) have qualities that will strengthen the Board and contribute to the overall mix of considerations identified above. These criteria are set forth in the Nominating/Governance Committee charter. The Nominating/Governance Committee will consider director candidates recommended by Company shareholders, in accordance with these criteria and as discussed in the below section titled “Shareholder Nominations of Directors.”
Additionally, the Nominating/Governance Committee and the Company believe that having directors with a wide array of talents, knowledge, skills, viewpoints, life experiences and backgrounds enhances the Board’s overall performance and its ability to provide oversight and guidance for our diverse portfolio of businesses. Accordingly, in selecting, evaluating and recommending proposed director candidates, the Nominating/Governance Committee seeks to ensure that the full Board will have these critical characteristics.
The Nominating/Governance Committee also annually evaluates the size and composition of the Board and each standing committee. Under the Company’s corporate governance guidelines, directors must inform the Board’s Chair in advance of accepting an invitation to serve on another public or private company board or any committee thereof. Directors must also notify the chair of the Nominating/Governance Committee of any change in circumstance that occurs subsequent to a director’s appointment to the Board. In recommending candidates for election as directors, the Nominating/Governance Committee will also take into consideration the need for the Board to have a majority of directors that are independent under the requirements of our governing documents, the NYSE and other applicable laws.
Shareholder Nominations
of Directors
The Board understands that shareholders have a financial stake in the success of the Company and therefore the Board takes seriously any director suggestion or nomination coming from a shareholder. To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive offices located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Chief Compliance Officer, General Counsel and Secretary. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office described in the preceding sentence not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust.
When directors, other than director(s) appointed by the Allocation Member, are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special

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meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
In addition to any other requirements, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both the date of the shareholder’s notice of nomination and the record date relating to the meeting.
The shareholder submitting the recommendation must submit:
•	the shareholder’s name and address as they appear on the share register of the Trust, as well as the name and address of the beneficial owner, if any, on whose behalf the nomination is made;
•
the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and a representation that such shareholder will notify the Trust in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

•
a description of any agreement or arrangement with respect to such nomination, and a representation that the proposing shareholder will notify the Trust in writing of any such agreement or arrangement in effect as of the record date for the meeting within five business days after the record date for such meeting;

•
a description of any agreement or arrangement by or on behalf of the proposing shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of the Trust, and a representation that the proposing shareholder will notify the Trust in writing of any such agreement or arrangement in effect as of the record date for the meeting within five business days after the record date for such meeting;

•
a representation that such shareholder is a holder of record of shares of the Trust entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
a representation whether the proposing shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination; and

•	any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14A under the Exchange Act (including Rule 14a-19).
In addition, any such notice from a shareholder recommending a director nominee must include the following information:
•	the candidate’s name, age, business address and residence address;
•	the candidate’s principal occupation or employment;
•	the number of shares of Trust common stock that are beneficially owned by the candidate;
•
any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Exchange Act; and

•	a written statement and agreement executed by each such candidate acknowledging that such person:
•	consents to being named in the proxy statement as a nominee and to serving as a director if elected;
•	intends to serve as a director for the full term for which such person is standing for election; and
•	makes the following representations:
•
that the candidate is not and will not become a party to any agreement, arrangement or understanding with, and has not given any assurance to, or made any commitment to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected, as a director, with such person’s fiduciary or other duties; and

•
that the candidate is not and will not become a party to any agreement, arrangement or understanding with any person or entity with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination for director or service as a director that has not been disclosed.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our Nominating/Governance Committee to determine the eligibility of the proposed nominee to serve as a director.

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Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the Nominating/Governance Committee’s charter, our corporate governance guidelines, our other policies and guidelines and the current needs of the Board.
Board Role in Risk Oversight
Our Board recognizes the importance of effective risk oversight to the organization’s continued success and in fulfilling its fiduciary responsibilities to the Company and its shareholders. Our organization’s Enterprise Risk Management Committee, which is comprised of members of the Company’s management team in the functional areas of Internal Audit, Legal/Compliance, Finance, Operations and Investment is responsible for the day-to-day management of risk, and the regular reporting to the Board, or the appropriate committee, regarding the Company’s major risk exposures (such as strategic and competitive risks, financial risks, brand and reputation risks, cybersecurity and technology risks, legal and compliance risks, regulatory risks, environmental, social and governance risks, and operational risks) and the steps management has taken to monitor and control such exposures. Our Board is responsible for promoting an appropriate culture of risk management throughout the organization, overseeing our aggregate risk profile and monitoring how the Company addresses specific risks. In furtherance of this responsibility, the Board has continually added directors with general risk oversight experience, and specific expertise in areas such as cybersecurity, sustainability and global corporate citizenship.
Our General Counsel regularly updates the Board on material legal and regulatory matters and presents, and the Board assesses, at least annually, the critical legal and regulatory risks associated with the business of the Company and each of its subsidiaries, the overall legal and regulatory risk environment for the Company’s business, as well as the steps taken by the appropriate management team, if any, to mitigate such risks.
Our Board also performs a significant portion of its role in risk oversight through the Audit Committee. The chair of the organization’s Enterprise Risk Management Committee regularly updates the Audit Committee on material enterprise risk issues and presents, and the Audit Committee assesses, at least annually, the Company’s and its subsidiaries’ major risks exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and procedures.
The Company’s internal audit department reinforces the day-to-day risk management responsibilities of the Company’s leadership team through its internal audit review processes which are performed at the Company level, as well as at each Company subsidiary. The internal audit department tailors its review to provide enhanced evaluations, on a rotating basis, in specific areas which have included in prior years, fraud, cybersecurity, adequacy of insurance, gift and entertainment and other spending, offsite satellite office controls, and business continuity.
The Company’s internal audit team reports directly to the Audit Committee, which is comprised solely of independent directors. In addition, during each quarterly meeting of our Audit Committee, the members of the Audit Committee meet with the Company’s Senior Vice President of Internal Audit, independent auditors and counsel, in each case, without management present, to discuss the specific areas of risk identified during the quarter, if any.
The Audit Committee is authorized to utilize outside lawyers, internal staff, independent experts, and other consultants to assist and advise the committee in connection with its responsibilities, including the evaluation of the Company’s major risk exposures. The Company’s Chief Compliance Officer regularly, and no less than quarterly, briefs the Audit Committee, who in turn reports to the full Board, on matters of ethics and compliance that arise during the quarter.
In addition, if there are particular areas of exposure or applicable emerging areas of risk, for which directors do not already have expertise or familiarity, the Company leverages the expertise of management and/or outside advisors to provide training sessions to our Board. For example, during fiscal year 2024, our Board received training from an outside service provider regarding data privacy and cybersecurity. Such training was in addition to the regular training provided to our Board and executive management team throughout the year regarding business ethics, anti-corruption, and cyber awareness.
Board Role in Strategic Planning
The Board is involved in strategic planning and review throughout the year. Additionally, during one quarter of each year, the Board meets in a separate session dedicated to a discussion regarding the Company’s strategy. The

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Board’s Chair and Chief Executive Officer review developments against the Company’s strategy at Board meetings and management provides updates to the Board between regularly-scheduled sessions, as necessary. In addition, the Board approves specific initiatives throughout the year, including acquisitions and divestitures over a certain monetary threshold. The Board (or the appropriate committee) reviews trends identified as significant risks and other items of strategic interest such as sustainability and cybersecurity on a regular basis at each quarterly meeting. The Board’s annual schedule includes at least one meeting per year during which a subsidiary chief executive officer presents to the Board regarding such subsidiary’s business, operations, strategy, and culture, on a rotating basis. This provides the Board with the opportunity to engage directly with subsidiary leadership.
Board Oversight of Succession Planning
Our Board is actively engaged in management succession planning and views Chief Executive Officer succession planning as one of its core responsibilities. The Board regularly meets with the Company’s Chief Executive Officer to discuss and review our Manager’s succession strategy and leadership pipeline for key roles. Chief Executive Officer succession planning discussions are led by our Chair and Board members have regular direct access to and interaction with current members of senior management and future leaders of the organization. Our Manager has developed and shared with the Board a succession plan for the key members of management, as well as a contingency plan if the Chief Executive Officer were to depart unexpectedly.
Board Oversight of Sustainability and Corporate Responsibility
Our Board and its committees exercise broad oversight over issues important to the Company, including sustainability topics, as part of the Board’s oversight of our business strategy and risk management. The full Board has oversight over the organization’s sustainability strategy, as detailed in this Proxy Statement in the section titled “Our Commitment to Sustainability.” In furtherance of this, the organization’s Senior Vice President of Strategy & Operations presents to and engages with the Board at its quarterly meetings regarding the Company’s progress versus its established sustainability strategy and objectives. The Board’s standing committees each oversee specific environmental, social and governance matters that fall within their respective areas of responsibility. For example, the Audit Committee has oversight responsibility for compliance with the organization’s periodic reporting and disclosure obligations, including the reporting and disclosure of human capital and climate related items as mandated by federal and state regulatory bodies. The Nominating/Governance Committee has responsibility for overseeing the organization’s policies with respect to social issues, corporate social responsibility, global corporate citizenship, and human rights, as set forth in the Company’s code of ethics, anti-corruption, and human rights and labor policies, and for also ensuring that the Company maintains strong governance practices. The Compensation Committee ensures that the organization’s goals and objectives relevant to compensation and other remuneration support the Company's strategic goals and objectives, including those designed to develop and manage the organization’s human capital to maximize its value through employee engagement, retention, recruitment, talent development, and succession planning.
Board Oversight of Cybersecurity
Our Board considers cybersecurity and cyber risk as part of its risk oversight function and has delegated oversight of cybersecurity risks to the Audit Committee. Two of the directors serving on our Audit Committee, Ms. Locke Simon and Ms. Shaffer, hold CERT Cybersecurity Oversight Certification from Carnegie Mellon. The Audit Committee has oversight responsibility for risks and incidents relating to cybersecurity threats, including compliance with disclosure requirements and related effects on financial and other risks, and it reports any findings and recommendations, as appropriate, to the full Board for consideration. Senior management regularly discusses cyber risks and trends, no less than quarterly, and, if they should arise, will discuss any material incidents with the Audit Committee. Both the Board and the Audit Committee periodically review the measures we have implemented to identify and mitigate cybersecurity risks. As part of such reviews, our Board and Audit Committee receive reports and presentations, no less than quarterly, from members of the management team responsible for overseeing cybersecurity risk management. These periodic reviews address various topics, including evolving regulatory standards, recent developments, vulnerability assessments, third-party reviews, and other information security topics that senior management deems necessary. We have also established protocols by which certain cybersecurity incidents that meet established reporting thresholds are escalated internally and, where appropriate, reported to the Audit Committee or the Board

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in a timely manner. See Part I. Item IC. Cybersecurity of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for more information regarding our cybersecurity practices.
Communications with our Board
Our Board knows that the caliber of the information it collects is important to the caliber of the work it does. The Board, therefore, has created numerous practices to enable it to stay informed, and information from shareholders comprises an important part of this mix.
Our Chair and the chairs of our committees have shareholder engagement roles and are available for appropriate engagement. Shareholders can also interact with our directors at our Annual Meeting. Shareholders and others can use our confidential and anonymous Ethics and Compliance reporting hotline: whistleblowerservices.com/codiwb/ and if information provided is of a type that the Board needs to consider, it will be sent to them.
Shareholders and other interested parties can send emails to our Board via BOD@compassdiversified.com. In addition, communications to our Board, to non-management directors as a group or to any director individually may be made by writing to the following address:
Attention: [Board of Directors] [Board Member]
c/o Carrie W. Ryan, Chief Compliance Officer, General Counsel & Secretary
301 Riverside Avenue, Second Floor
Westport, Connecticut 06880
Communications sent to the physical mailing address are forwarded to the relevant director if addressed to an individual director, or to the Chair of our Board, if addressed to the Board.

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Certain Relationships
and Related Persons Transactions
Policy for Approval of Related Person Transactions
Our Nominating/Governance Committee, which is composed entirely of independent directors, is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following related persons have or will have a direct or indirect material interest:
•	our Chief Executive Officer and/or Chief Financial Officer;
•	our directors; and
•	other members of the management team involved in the oversight of the day-to-day operations of the Company and its subsidiaries.
Pursuant to the written terms of our code of ethics, any transaction required to be disclosed pursuant to Item 404 of Regulation SK (“related person transactions”) must be brought to the attention of and reviewed and approved for potential conflicts of interest by our Nominating/Governance Committee. The Company may not enter into or engage in any related person transaction with a related person without such approval. Additionally, all related person transactions are to be considered and conducted in a manner such that no preferential treatment is given to any such dealing of transactions. All related person transactions involving an acquisition from or sale to an affiliate of our Manager, including any entity managed by an affiliate of our Manager, must be submitted to the Nominating/Governance Committee for pre-approval. Details of related person transactions will be publicly disclosed as required by applicable law.
Relationships with Related Persons
Our Manager
Our Manager (of which our Chief Executive Officer serves as the managing member) manages the day-to-day operations of the Company and oversees the management and operations of our subsidiary businesses. Our relationship with our Manager is governed principally by the Management Services Agreement.
While our Manager provides management services to the Company, our Manager is also permitted to provide services, including services similar to the management services provided to us, to other entities. In this respect, the Management Services Agreement and the obligation to provide management services does not create a mutually exclusive relationship between our Manager and the Company or our businesses. As such, our Manager and our management team will be permitted to engage in other business endeavors. Mr. Keller, as Chief Financial Officer of the Company, devotes a substantial portion of his time to our affairs.
Our Manager receives management fees, offsetting management fees, and reimbursement for certain expenses it incurs on behalf of the Company related to the foregoing, and uses such proceeds to pay the compensation, overhead, out-of-pocket and certain other expenses of our Manager, to satisfy its contractual obligations and otherwise distributes such proceeds to the members of our Manager, which includes Mr. Sabo, our Chief Executive Officer, in accordance with our Manager’s organizational documents. No other officers or directors of the Company own equity in our Manager.

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Contractual Arrangements with Related Persons
Management Services Agreement
The Company and our Manager are parties to a Management Services Agreement pursuant to which our Manager manages the day-to-day operations and affairs of the Company and oversees the management and operations of our businesses. We pay our Manager a quarterly management fee for the services it performs on our behalf under the Management Services Agreement.
Effective January 15, 2025, the Company and our Manager entered into the Seventh Amended and Restated Management Services Agreement, which we refer to as the “MSA Amendment”, to restructure the management fee paid to our Manager under the Management Services Agreement to consist of a base management fee and an incentive management fee. Pursuant to the MSA Amendment, the base management fee is calculated as (i) 2% the Company’s adjusted net assets, when the adjusted net assets are less than or equal to $3.5 billion (the “Initial Threshold Fee”), or (ii) the Initial Threshold Fee plus 1.25% of the amount of adjusted net assets exceeding $3.5 billion, when the adjusted net assets are more than $3.5 billion but less than $10 billion, or (iii) 1.5% of the adjusted net assets when the adjusted net assets are $10 billion or more. The incentive management fee is 0.25% of the amount of adjusted net assets exceeding $3.5 billion, but only payable when the adjusted net assets are more than $3.5 billion but less than $10 billion and the Company’s annualized internal rate of return on equity for the trailing three years exceeds 12%. Any incentive management fee paid to our Manager may only be distributed by the Manager among the then-current Employees (as defined in the MSA Amendment) of our Manager. Such incentive management fee is subject to approval by the Compensation Committee of the Company’s Board. The MSA Amendment also eliminates the payment of integration services fees by the Company’s subsidiaries to the Manager and excludes excess cash held by the Company and the Company’s subsidiaries, subject to certain exceptions, from the calculation of the adjusted net assets of the Company, along with certain other changes.
Management fees due to our Manager under the Management Services Agreement are required to be paid prior to the payment of any distributions to shareholders. Pursuant to the Management Services Agreement, our Manager is entitled to enter into offsetting management services agreements with each of our operating subsidiaries. The management fee due to our Manager by the Company under the Management Services Agreement is offset on a dollar-for-dollar basis by fees paid to our Manager by our subsidiary businesses under such offsetting management services agreements. For the years ended December 31, 2024, 2023, and 2022, we incurred approximately $74.8 million, $67.9 million and $62.1 million, respectively, in management fees under the Management Services Agreement, approximately $68.0 million, $61.9 million, and $56.6 million, respectively, of which were paid directly by the Company.
Pursuant to the Management Services Agreement, the Company reimbursed the Manager for approximately $8.8 million, $6.4 million, and $6.5 million, principally for occupancy and staffing costs incurred by the Manager on behalf of the Company, during the years ended December 31, 2024, 2023 and 2022, respectively.
Waivers Under Management Services Agreement
At December 31, 2023, our Manager entered into a waiver to exclude cash balances held at the Company from the calculation of the management fee, which resulted in a lower management fee being due and owing by the Company.
During 2022, our Manager entered into a waiver for a portion of its management fee for the period through June 30, 2023 to receive a 1% annual management fee related to PrimaLoft, rather than the 2% called for under the Management Services Agreement, which resulted in a lower management fee at each of June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively, than would normally have been due. At each of June 30, 2022 and March 31, 2022, our Manager also entered into a waiver to exclude cash balances held at the Company from the calculation of the management fee.
Offsetting Management Services Agreements
Our Manager has entered into offsetting management services agreements with each of our subsidiaries and may, at any time in the future, enter into offsetting management services agreements directly with the businesses that we own

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relating to the performance by our Manager of offsetting management services for such businesses. All fees, if any, paid by our subsidiaries to our Manager pursuant to an offsetting management services agreement during any fiscal quarter offset, on a dollar-for-dollar basis, the management fee otherwise due and payable from the Company to our Manager under the Management Services Agreement for such fiscal quarter. Offsetting management fees paid by our subsidiaries were approximately $6.8 million, $6.0 million, and $5.5 million, during fiscal years 2024, 2023 and 2022, respectively.
Limited Liability Company Agreement
The Company has two types of equity interests: trust interests and allocation interests. The Trust is the sole owner of 100% of the trust interests of the Company. Pursuant to the Company’s LLC Agreement, the Trust owns an identical number of trust interests in the Company as exist for the number of outstanding shares of stock of the Trust. Sostratus LLC, who we refer to as the “Allocation Member”, owns 100% of the Company’s allocation interests. Pursuant to the LLC Agreement, the Allocation Member is entitled to receive, if it so elects, a payment representing the positive contribution based profit realized by the Company following the acquisition of a subsidiary, which we refer to as a “profit allocation payment”, upon the occurrence of a “Holding Event” (each five year anniversary of the acquisition of such subsidiary) or a “Sale Event” (a sale by the Company of a material amount of such subsidiary’s stock or assets), in each case, as defined in the LLC Agreement.
If the Allocation Member elects to receive such payment in respect of a Holding Event or Sale Event of a subsidiary, the Company will make a profit allocation payment to the Allocation Member if the Company’s profits with respect to such subsidiary exceed an annualized hurdle rate of 7%, which hurdle is tied to such subsidiary’s adjusted net assets (as defined in the LLC Agreement) relative to the sum of all of our subsidiaries’ adjusted net assets. The calculation of profit allocation with respect to a particular subsidiary will be based on:
•
such subsidiary’s contribution-based profit, which generally will be equal to such subsidiary’s aggregate contribution to the Company’s profit during the period such subsidiary is owned by the Company; and

•	the Company’s cumulative gains and losses to date.
Generally, a profit allocation payment will be made in the event that the amount of profit allocation exceeds the annualized hurdle rate of 7% in the following manner: (i) 100% of the amount of profit allocation in excess of the hurdle rate of 7% but that is less than the hurdle rate of 8.75%, which amount is intended to provide the Allocation Member with an overall profit allocation of 20% once the hurdle rate of 7% has been surpassed; and (ii) 20% of the amount of profit allocation in excess of the hurdle rate of 8.75%. The Audit Committee, which is comprised solely of independent directors, approves the calculation of any profit allocation payment to be made to the Allocation Member.
Certain persons who are employees and/or partners of our Manager, including Mr. Sabo, the Company’s Chief Executive Officer and Messrs. Keller and Faulkingham, the Company’s current and former Chief Financial Officers, owned (directly or indirectly) approximately 54.0% of the equity interests in the Allocation Member at December 31, 2024, and approximately 62.0% of the equity interests in the Allocation Member at December 31, 2023. This ownership entitles them to receive distributions from the Allocation Member when and if the Allocation Member receives a profit allocation payment from the Company. Of the remaining 46.0% at December 31, 2024 and 38.0% at December 31, 2023, 5.0% was held by CGI Diversified Holdings LP, 5.0% was held by a former Company director, and the remaining percentage was held by the former founding partners and certain former employees of the Manager.
For the years ended at December 31, 2024, and 2023, the Allocation Member received payments of $48.9 million and $26.5 million in respect of Sale Events and Holding Events that occurred during 2024 and 2023, respectively. There were no profit allocation payments during the year ended December 31, 2022.
Integration Services Agreements
In the first year of an acquired subsidiary’s ownership, our Manager provides integration services to the newly acquired company including, familiarizing the subsidiary management team with the Company’s periodic reporting, corporate governance and Sarbanes Oxley Act of 2002, as amended (“SOX”) obligations; familiarizing the subsidiary management team with the Company’s sustainability framework and establishing a baseline measurement of certain ESG factors identified by the Company; reviewing the new subsidiary’s policies and procedures and, where appropriate, aligning such policies and procedures with the Company and other of the Company’s subsidiaries; and assisting in establishing a new governance framework, including identifying and engaging outside and independent

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director resources to serve on the subsidiary’s board of directors, if appropriate. Prior to the MSA Amendment these  services were performed pursuant to an integration services agreement entered into by such subsidiary and our Manager.
The Honey Pot Company, which we acquired in 2024, entered into an integration services agreement pursuant to which it will pay our Manager an integration services fee of $3.5 million, in equal quarterly installments, over the twelve-month period which commenced on June 30, 2024. PrimaLoft, Inc., which we acquired in July 2022, entered into an integration services agreement pursuant to which it paid our Manager an integration services fee of $4.8 million, over the twelve-month period that ended at June 30, 2023.
During the years ended December 31, 2024, 2023 and 2022, our Manager received $2.6 million, $2.4 million, and $4.1 million, respectively, in total integration service fees from our subsidiaries. All integration services agreements were approved by the Board’s Nominating/Governance Committee, which is comprised solely of independent directors, in accordance with our governing documents.
Pursuant to the MSA Amendment described above, commencing in January 2025, our Manager will no longer enter into integration services agreements with our subsidiaries and will no longer receive integration services fees in respect of the integration services our Manager will continue to provide to newly acquired subsidiaries.
Other Related Person Contracts
Our Manager renewed a marketing services agreement with the Company’s Velocity Outdoor Inc. subsidiary in January of 2024 (the “Marketing Services Agreement”) pursuant to which Velocity agreed to make annual payments to the Manager in the aggregate amount of $255,852, plus reimbursement for certain expenses, in exchange for marketing services. The Marketing Services Agreement had a term of one year; however, it was terminated early in April of 2024. The Marketing Services Agreement was not an offsetting management services agreement. The Nominating/Governance Committee, which is comprised solely of independent directors, approved the terms and conditions of the Marketing Services Agreement.

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Director Compensation
Our Compensation Committee is responsible for periodically evaluating and making recommendations to our Board concerning the total compensation package for non-management directors. To effectively align the interests of our directors and shareholders, our 2024 non-management director compensation included a balanced combination of cash retainers and compensation which our directors are encouraged to use to purchase shares of Trust common stock, which we refer to as the “equity retainer” for our directors.
2024 Compensation Non-Management Directors
The elements of our annual non-management director compensation for fiscal year 2024 were as follows:

Annual cash retainer	$100,000
Annual equity retainer (1)	$120,000
Annual Nominating/Governance Committee chair cash retainer (2)	$10,000
Annual Compensation Committee chair cash retainer (2)	$10,000
Annual Audit Committee chair cash retainer (2)	$40,000
Annual Independent Board Chair cash retainer	$157,500
Annual Independent Board Chair equity retainer (1)	$132,500

(1)	Each director may elect to receive this amount in cash.
(2)	This is in addition to the annual director cash and equity retainers payable to all non-management directors.
All cash retainers are paid in equal installments, quarterly in arrears. Directors do not receive additional compensation for attendance at Board or committee meetings. Directors (including the Board Chair and the director appointed by the Allocation Member) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or its committees. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company by the directors, in their capacity as directors, including director training, continuing education programs, director certification programs, and membership to organizations that provide thought leadership and peer-to-peer networking opportunities for directors, in each case, in accordance with the policies of the Company as in effect from time to time.
While directors may elect to receive such amount in cash, the annual “equity retainer” portion of our non-management directors’ compensation is strongly encouraged to be used by our directors to purchase shares of Trust common stock. Consequently, each non-management director who elects to use such award to purchase shares of Trust common stock receives that number of shares of Trust common stock that can be purchased using the “equity retainer” amount at the market price for shares of Trust common stock on the date of purchase. Historically, directors received their annual “equity retainer” on or around January 1 of each year, in respect of the services performed by directors during the twelve-calendar month period in the prior year.
Beginning in 2024, upon a recommendation of our Compensation Committee, the “equity retainer” was paid to our directors, prospectively, in respect of their expected service for the twelve-calendar month period from the 2024 Annual Meeting up and until the 2025 Annual Meeting. For the 2024 year only, our directors also received a partial “equity retainer” pro-rated based on their service on our Board from January 2024 through May 2024.

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Upon recommendation of our Compensation Committee and ratification by the full Board, no changes to director compensation were approved for fiscal year 2025. Accordingly, each director elected at our 2025 Annual Meeting will receive a cash retainer in the amount of $100,000, or $157,500, if serving as Chair of our Board, plus an “equity retainer” in the amount of $120,000, or $132,500 if serving as Chair of our Board. The equity retainer will be paid in respect of directors’ expected service for the twelve-calendar month period from the 2025 Annual Meeting up and until the 2026 Annual Meeting, with such equity retainer to be paid on or around June 2, 2025.
Pursuant to our LLC Agreement, neither the Allocation Member’s appointed director(s), nor any executive officer of the Company serving as a director who is an employee of our Manager, may be paid compensation as a director or chair of any committee or subcommittee of the Board; provided, however, these directors may be reimbursed for their expenses, if any, incurred with respect to their attendance at each meeting of the Board, as well as any expenses reasonably incurred in their capacities as directors. Accordingly, Mr. Sabo, our Chief Executive Officer and currently the Allocation Member’s sole appointed director, does not receive compensation from the Company for his role as a director. Mr. Sabo is reimbursed by the Company for his expenses, if any, incurred with respect to his attendance at each meeting of the Board and any expenses reasonably incurred in his capacity as a director.
2024 Compensation All Directors
The following table sets forth the compensation paid or accrued by us for all of our directors in 2024:

Director	Cash Retainer ($)	Annual Equity Retainer (May 2024 to May 2025) ($)	Partial Equity Retainer (Jan 2024 to May 2024) ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Larry L. Enterline	$157,500	$132,500(1)	$52,131(1)	—	—	—	—	$342,131
Alexander S. Bhathal	$100,000	$120,000(2)	$47,213(2)	—	—	—	—	$267,213
James J. Bottiglieri	$100,000	$120,000(3)	$47,213(3)	—	—	—	—	$267,213
Gordon M. Burns	$110,000(4)	$120,000(2)	$47,213(2)	—	—	—	—	$277,213
Harold S. Edwards	$110,000(5)	$120,000(6)	$47,213(6)	—	—	—	—	$277,213
Heidi Locke Simon	$100,000	$120,000(7)	$47,213(7)	—	—	—	—	$267,213
Nancy B. Mahon	$100,000	$120,000(2)	$47,213(2)	—	—	—	—	$267,213
Teri R. Shaffer	$140,000(8)	$120,000(2)	$47,213(2)	—	—	—	—	$307,213
Elias J. Sabo	$0	$0	$0	—	—	—	—	$0
Totals	$917,500	$972,500	$382,622	—(9)	—(9)	—(9)	—(9)	$2,272,622

(1)   Represents 8,212 fully vested shares for Mr. Enterline in respect of his service as Board Chair for the periods from May 2024 through May 2025, and January 2024 through May 2024, respectively. All shares were purchased by the Company on behalf of Mr. Enterline on May 28, 2024.
(2)   Represents 7,436 fully vested shares for each of Mr. Bhathal, Mr. Burns, Ms. Mahon and Ms. Shaffer in respect of their service as directors for the periods from May 2024 through May 2025, and January 2024 through May 2024, respectively. All shares were purchased by the Company on behalf of these directors on May 28, 2024.
(3)   Mr. Bottiglieri elected to receive his equity retainers in cash in respect of his service as a director for the periods from May 2024 through May 2025, and January 2024 through May 2024, respectively. Such amounts were paid on May 28, 2024.
(4)   Cash retainer includes additional retainer received for service as chair of the Nominating/Governance Committee for the year ended December 31, 2024.
(5)   Cash retainer includes additional retainer received for service as a chair of the Compensation Committee for the year ended December 31, 2024.
(6)   Mr. Edwards elected to receive his equity retainers in cash in respect of his service as a director for the periods from May 2024 through May 2025, and January 2024 through May 2024, respectively. Such amounts were paid on May 28, 2024.
(7)   Ms. Locke Simon elected to receive her equity retainers in cash respect of her service as a director for the periods from May 2024 through May 2025, and January 2024 through May 2024, respectively. Such amounts were paid on May 28, 2024.
(8)   Cash retainer includes additional retainer received for service as chair of the Audit Committee for the year ended December 31, 2024.
(9)   The Company does not have any stock option, non-equity incentive or deferred compensation arrangements for any of its directors.

PROPOSAL 2

Advisory Vote Regarding Executive Compensation

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Our Pay
PROPOSAL 2: ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C. 78n-1).
Our compensation policy is designed to enable us to attract, motivate, reward and retain the management talent required to achieve our objectives, and thereby increase shareholder value. Please see the section titled “Compensation –Discussion and Analysis” and the related compensation tables herein for additional details about our executive compensation policy, including information about the fiscal year 2024 compensation of our named executive officers.
We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This Proposal 2 gives our shareholders the opportunity to express their views on our named executive officers’ compensation, which we refer to as the “Say-on-Pay Vote.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We believe that our overall compensation policy accomplishes our compensation goals of attracting and retaining a qualified and talented Chief Financial Officer.
Accordingly, we will ask our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.”
The Say-on-Pay Vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations and evaluate whether any actions are necessary to address shareholder concerns. We currently hold our advisory vote on executive compensation annually. Thus, we expect to hold our next advisory vote on executive compensation at the 2026 Annual Meeting of Shareholders.
Recommendation of the Board
Our Board recommends that you vote, on a non-binding and advisory basis, FOR the resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.

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Compensation
Discussion and Analysis
Our Structure and Management
Our organization is comprised of three separate, independent, business entities that work closely together: Compass Group Management LLC, the privately held external manager of the organization, which we refer to as our “Manager”, Compass Diversified Holdings, which we refer to as the “Trust” and Compass Group Diversified Holdings LLC, which we refer to as the “Company.” Although the shares issued to the public are technically at the Trust level (NYSE: CODI), the Trust and the Company file consolidated reports with the SEC.
The Company has access to substantial financial resources which are utilized for the acquisition and active management of innovative and disruptive middle-market businesses. Upon completion of an acquisition, we immediately begin to work with the acquired company’s management team to identify the most critical and time sensitive needs and develop strategies to address them.
Our unique structure allows for the efficient and quick consummation of transactions, without financing contingencies, including obtaining acquisition financing on a transaction-by-transaction basis. In addition, our subsidiaries have ongoing access to substantial growth capital. We continuously work with our subsidiaries to achieve growth organically and through add-on acquisitions, and we opportunistically evaluate strategic alternatives and assess the appropriate individual course of action for each of those companies, without regard to external and unrelated factors.
Our Manager provides management services to the organization in accordance with the Management Services Agreement with the Company. The Management Services Agreement defines the duties and responsibilities of our Manager, its relationship with the Company, and the areas over which the Company’s Board has ultimate oversight and authority. The Manager, in exchange for a management fee, is tasked with performing the services necessary for the day-to-day business, operations and affairs of the Company’s business, as the Company currently does not have any employees and does not expect to have any employees in the foreseeable future.
The services necessary for the operation of the Company’s business are performed by employees of our Manager under the leadership of Mr. Elias Sabo and Mr. Stephen Keller, who are seconded to the Company as Chief Executive Officer and Chief Financial Officer, respectively. This means that they have been assigned by our Manager to work for the Company during the term of the Management Services Agreement. The pay ratio disclosure rules of Item 402(u) of Regulation S-K require an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of the issuer’s chief executive officer. Because we do not reimburse our Manager for our Chief Executive Officer’s compensation, we do not believe such pay ratio disclosure would provide meaningful information to our shareholders and, therefore, do not provide a pay ratio disclosure in our Proxy Statement.
Our Business
Compass Diversified acquires, owns and actively manages a diverse group of highly defensible, middle-market businesses across the branded consumer, industrial, healthcare, and critical outsourced services sectors. We are an experienced acquirer and manager of middle-market North American companies. Since 2006, we have acquired and operated twenty-four businesses and have supported our subsidiaries as they consummated thirty-five add-on acquisitions during that same period. Currently, our subsidiary businesses include six branded consumer businesses and three industrial businesses. We believe our public company structure gives us a capital structure advantage and provides our subsidiaries with a much more stable source of funding base than is available to stand-alone private, leveraged entities. Our capital structure

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allows us to take longer-term views and positions us to deliver returns across a wide range of economic climates. Our shareholders have been rewarded with more than a billion dollars in realized gains since our initial public offering in 2006.
In 2018, we further refined and enhanced our strategy, with the objective of owning and managing high-growth, innovative and disruptive businesses. We are passionate about partnering with outstanding management teams and supporting them with patient growth capital. We have found that companies who strategically plan for the long term have outperformed those who only focus on the short term.
Ultimately, we create value for our shareholders by acquiring and managing high-quality companies for long-term success. We are committed to identifying, owning and actively supporting strong businesses with innovative and sustainable business models. Guided by our buy, build, and grow philosophy, we seek to create lasting value for our stakeholders.
Our subsidiaries include many brands that are household names. Those brands include The Honey Pot, Sterno, Lugano, BOA, PrimaLoft, and 5.11, and in the past, we have managed brands such as Marucci Sports, Camelbak, Ergobaby, Fox, Liberty Safe, and Manitoba Harvest. Even if you have not heard of Compass Diversified, you are likely familiar with one or more of our brands.
Our Performance
In 2024, our business delivered for our shareholders. Our core differentiators of permanent capital, lower cost to capital, and actionable expertise, allowed us to generate strong results including:
•	Net sales of approximately $2.2 billion, an increase of 11.9% versus 2023
•	Adjusted EBITDA[1] of $424.8 million, an increase of over 30% versus 2023
•	Adjusted EBITDA Margin of 19.3%, an increase of over 200 basis points versus 2023
•	Adjusted Earnings of $161.6 million, an increase of 59.7% versus 2023
Sustainability and Corporate Responsibility
As our Company has evolved, our approach has shifted from merely building the business case for awareness of sustainable business practices to actively embedding these practices as a cornerstone of our core business strategy. Environmental, social, and governance (ESG) issues play an important role in our analysis of potential acquisitions. Our strategy is not only a risk mitigation tool but also a differentiator for value creation. ESG factors help us identify opportunities for potential long-term growth, ensuring our subsidiaries are resilient, innovative, and well-positioned for the future. Our sustainability strategy is driven by three main objectives: First, gaining long-term value through the identification of companies with robust sustainability and corporate responsibility credentials. Second, safeguarding our acquisitions from ESG-related risks by choosing companies prepared for various challenges. Third, realizing the benefits of sustainability and corporate responsibility by pinpointing and leveraging opportunities for added value.
[1]
Adjusted Earnings and adjusted EBITDA are non-generally accepted accounting principle (“GAAP”) metrics. See pages 108-116 of our Annual Report on Form 10-K under the heading “Reconciliation of Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP financial measures.

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Sustainability Framework
Our sustainability framework is built on two key pillars, and supported by eight priority areas, collectively underpinned by sound governance practices.

FUTURE-THINKING
For Our People & Planet

Climate Action - reducing greenhouse gasses and reducing overall waste

Encouraging Diversity & Inclusion of people and thought

Attracting and retaining World-Class Talent

Supporting Health & Wellbeing

TRUSTED PARTNER
With all Key Stakeholders

Employees

Investors

Business Partners

Community Partners

This framework enables a comprehensive and flexible approach to both the acquisition and management of our subsidiaries, affirming that key ESG factors are integral to long-term value creation. This facilitates oversight of our acquisitions and enhances our responsiveness to stakeholder needs. Developed following a materiality assessment we performed in 2022; our framework underwent a significant update in 2023. We engaged an external third party to refine our materiality assessment, including performing an assessment of double materiality at the Company level. Subsequently, this external third party conducted initial formal materiality assessments for five of our nine subsidiary businesses.

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Overview of Our Executive Compensation
Our Manager determines and pays the compensation of the executive officers seconded to us, as well as the employees of our Manager performing services on our behalf. We do not reimburse our Manager for the compensation paid to our Chief Executive Officer, Mr. Sabo. We do, however, pay our Manager a quarterly management fee and our Manager uses the proceeds from the management fee to pay employees performing services on our behalf, to cover the Manager’s operating expenses and to pay distributions to Mr. Sabo in respect of his equity ownership interest in and role as the managing member of our Manager. Our Compensation Committee, which is comprised solely of independent directors, oversees the calculation and payment of the management fee paid to our Manager.
The Company’s Board, after due consultation with the Manager, has the right to request that the Manager replace any individual seconded to the Company, including, without limitation, Mr. Sabo as the Company’s Chief Executive Officer, subject to the terms and conditions of the Management Services Agreement and the LLC Agreement. We do not grant option awards and, therefore, the Company does not have a policy on the timing of awarding option-like awards in relation to the disclosure of material nonpublic information.
Pursuant to the Management Services Agreement, we reimburse our Manager for the compensation paid to our current and former Chief Financial Officers, Mr. Keller, and Mr. Faulkingham, respectively. Such reimbursement is approved by the Compensation Committee, which is comprised solely of independent directors. The terms and conditions of each of Mr. Keller’s and Mr. Faulkingham’s employment are governed by employment agreements between our Manager and Messrs. Keller and Faulkingham, respectively. A description of the compensation of Messrs. Keller and Faulkingham is set forth below under the headings “Employment Agreements – Employment Agreement with Stephen Keller” and “Employment Agreements – Employment Agreement with Ryan J. Faulkingham.”
The discussion below relates to the compensation policies and philosophy for Messrs. Keller and Faulkingham only, as the services performed by the Company’s Chief Executive Officer are provided at the cost of the Manager and are not reimbursed by the Company.
Shareholder Engagement
A majority of our shareholders have approved, on an advisory basis, the executive compensation of our named executive officers (Say-on-Pay), since the inception by us of an advisory vote regarding the executive compensation of our named executive officers. Over the past three years we have received support in excess of 80% with respect to Say-on-Pay and in 2024, we received 84.60% support on our advisory Say-on-Pay vote. Over the past few years, we have steadily increased our shareholder outreach efforts on topics including executive compensation and our management structure, and we have initiated communications with certain institutional shareholders to better understand voting decisions and address any shareholder concerns. In addition, to improve our ability to reach smaller investors, we utilize a third-party investor relations firm to assist with, among other things, continuing shareholder engagement. We regularly communicate with our shareholders regarding our executive compensation practices. The Company intends to continue engaging directly with shareholders on these topics.
Elements of Our Executive Compensation and How Each Relates to Our Overall Compensation Objectives
The employment agreements for Mr. Keller and Mr. Faulkingham provide that annual compensation is to be paid through a combination of a base salary and an annual cash bonus. Both elements are designed to be competitive with comparable employers in our industry and intended to provide incentives and reward each of Mr. Keller and Mr. Faulkingham for his contributions to the Company.
Objectives of Our Executive Compensation and What It Is Designed to Reward
The primary objective of the aforementioned elements of our executive compensation is to attract and retain a qualified and talented individual to serve as our Chief Financial Officer. Through payment of a competitive base salary, we recognize particularly the experience, skills, knowledge and responsibilities required of the Chief Financial Officer

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position. An annual cash bonus is designed to reward our Chief Financial Officer’s individual performance during the year and can therefore be variable from year to year.
How We Determine the Amount of Each Element of Executive Compensation for our Chief Financial Officer
To determine the amount of our Chief Financial Officer’s compensation, we consider competitive market practices by reviewing publicly available information across our industry and related industries. Egon Zehnder International Ltd., a global management consulting and executive search firm, was engaged by our Manager in 2024 to provide executive recruiting services with respect to the identification and selection of a Chief Financial Officer. Egon Zehnder provided compensation insight based on available market data, but did not make specific compensation recommendations. When establishing Mr. Keller’s 2024/2025 base salary, management and the Board’s Compensation Committee considered several factors, including his background, skills, experience, the functional role of his position, the level of his responsibility, and his base salary with previous employers. The Compensation Committee also considered feedback received from our shareholders who engage in regular communications with our management team, the most recent advisory votes on executive compensation, which were supported by a majority of our shareholders in each of fiscal years 2024, 2023 and 2022, and whether such compensation continues to achieve the objective of appropriately rewarding our Chief Financial Officer for his contributions to our business, including its growth and profitability.
Our Chief Financial Officer’s compensation is reviewed on an annual basis. Factors considered in determining increases to our Chief Financial Officer’s salary level are: the employment market for chief financial officers of public entities comparable to the Company in size, industry and complexity, the breadth and scope of the responsibilities of the Chief Financial Officer within our organization, his performance in prior years (as assessed by our Compensation Committee in accordance with the factors outlined below) and the retention of our Chief Financial Officer. Commencing in 2026, we expect the salary of our current Chief Financial Officer, Mr. Keller, to increase annually with adjustments largely reflecting additional responsibilities assumed, growth of the Company and the related increase in the complexity of the position of Chief Financial Officer within our organization, to appropriately reward Mr. Keller for his contributions to our growth and profitability, thereby retaining his services and to compensate for cost-of-living increases.
The annual cash bonus element of our executive compensation policy is determined on a discretionary basis and is largely based upon the job performance of our Chief Financial Officer in completing his responsibilities. In determining the amount of Mr. Keller’s annual cash bonus, our Compensation Committee assesses his performance in respect of: (i) the nature and quality of the internal and financial reporting controls; (ii) management of the Company’s financial accounting staff; (iii) the performance of the Company’s financial accounting function and its ability to perform assigned tasks on a timely basis; (iv) his and the financial accounting staff’s interactions with the Company’s outside independent auditors on the strength of the controls environment, the strength of the Company’s finance function generally and the level of cooperation received by such independent auditors in the conduct of the Company’s audit; (v) his and the financial accounting staff’s interaction with the management of our subsidiary businesses; and (vi) his lead role in capital raises and in investor relations. Our Chief Financial Officer’s bonus is not based upon the performance of the Company and, due to the discretionary nature, may be unrelated to the amount of his base salary, although his employment agreement provides that his target annual incentive bonus will be equal to or greater than 50% of his base salary.
Compensation Information from Our Manager and the Allocation Member
Our Manager and the Allocation Member have provided us with certain information to help put into context the amounts paid or distributed to our named executive officers in 2024 by our Manager and the Allocation Member in relation to the management fee we paid to our Manager and the profit allocation payment we made to the Allocation Member, respectively.
Our Chief Executive Officer, Mr. Sabo, is our only executive officer who owns equity in our Manager. Mr. Sabo receives compensation from our Manager which is not reimbursed by us. Our Manager estimates that the total amount paid or distributed to Mr. Sabo, that was reasonably associated with his services as our Chief Executive Officer during 2024 was approximately $5.5 million in the aggregate and represented 7.35% of the $74.8 million management fee paid or payable by us to our Manager in 2024. Our

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Manager estimates that the total amount paid or distributed to Mr. Sabo, that was reasonably associated with his services as our Chief Executive Officer during 2023 was approximately $4.5 million in the aggregate and represented 6.6% of the $67.9 million management fee paid or payable by us to our Manager in 2023. Of the total compensation paid to Mr. Sabo by our Manager in 2024 that was estimated to be reasonably associated with his services as our Chief Executive Officer, approximately 8.7% was fixed, and approximately 91.3% was variable or incentive pay. Of the total compensation paid to Mr. Sabo by our Manager in 2023 that was estimated to be reasonably associated with his services as our Chief Executive Officer, approximately 10.5% was fixed, and approximately 89.5% was variable or incentive pay. The amount of such variable or incentive pay is determined primarily by the amount of Mr. Sabo’s equity interest in our Manager and the amount of our Manager’s income derived from the Company, with applicable adjustments, excluding the estimated amount Mr. Sabo would have received had he not provided services to us.
Although Mr. Sabo is the managing member and an equity holder of our Manager and therefore has an interest in the management fee paid to our Manager and may receive cash distributions from our Manager periodically at its discretion, our Manager does not compensate Mr. Sabo specifically for his services to us. Mr. Sabo also provides other services to our Manager.
Neither our current Chief Financial Officer, Mr. Keller, nor our former Chief Financial Officer, Mr. Faulkingham, whose compensation is or was paid by our Manager and fully reimbursed by us, owns or owned equity in our Manager or receives or received compensation from our Manager reasonably associated with his services as our Chief Financial Officer, other than that compensation which is or was reimbursed by us, as disclosed elsewhere in this Proxy Statement.
The Allocation Member estimates that the total amount paid or distributed to Messrs. Sabo, Keller and Faulkingham in 2024 that was reasonably associated with their services to us was approximately $12.41 million in the aggregate, which consisted of approximately $10.2 million to Mr. Sabo, $0 to Mr. Keller, and approximately $2.21 million to Mr. Faulkingham, and represented approximately 25.4% of the $48.9 million profit allocation payment paid or payable by us to the Allocation Member in 2024. The Allocation Member estimates that the total amount paid or distributed to Mr. Sabo and Mr. Faulkingham in 2023 that was reasonably associated with their services to us was approximately $3.83 million in the aggregate, which consisted of approximately $2.99 million to Mr. Sabo and approximately $0.84 million to Mr. Faulkingham and represented approximately 14.5% of the $26.5 million profit allocation payment paid or payable by us to the Allocation Member in 2023.
Of the total compensation paid to Messrs. Sabo, Keller and Faulkingham by the Allocation Member that was estimated to be reasonably associated with their services to us in each of 2024 and 2023, 100% was variable or incentive pay. The amount of such variable or incentive pay to each of Messrs. Sabo, Keller and Faulkingham is determined by the amount of his applicable equity interests in the Allocation Member and the amount of applicable profit allocation payment paid or payable by us to the Allocation Member in 2024 and 2023, respectively, with applicable adjustments, excluding the portion of payment or distribution each would have received had he not provided services to us. Please see the section titled “Certain Relationships and Related Persons Transactions – Contractual Arrangements with Related Persons – Limited Liability Company Agreement” herein for additional details regarding the calculation of the profit allocation payments.
The amount of payments or distributions by our Manager and the Allocation Member to Messrs. Sabo, Keller and Faulkingham, as applicable, is derived by our Manager and the Allocation Member and is not within our control, except for our Manager’s compensation to Mr. Keller and Mr. Faulkingham which is fully reimbursed by us as disclosed elsewhere in this Proxy Statement.

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Summary Compensation Table – Fiscal Year 2024
The following Summary Compensation Table summarizes the total compensation accrued for our named executive officers in each of 2024, 2023 and 2022 and should be read in conjunction with the Compensation Discussion and Analysis.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name/Title	Year	($)	($)	($)	($)	($)	($)	($)	($)
Elias J. Sabo, CEO (1)(2)	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—
Stephen Keller, Current CFO (2)	2024	200,000	250,000	—	—	—	—	40,866 (3)	490,866

Ryan J. Faulkingham Former CFO (2)	2024	375,000	—	—	—	—	—	1,447,049 (4)	1,822,049
	2023	474,000	575,000	—	—	—	—	68,449 (4)	1,117,449
	2022	459,000	556,000	—	—	—	—	57,780 (4)	1,072,780

(1)
Mr. Sabo, our Chief Executive Officer, who is seconded to us by our Manager, does not receive compensation for his services directly from us. Mr. Sabo also provides other services to our Manager and our Manager does not compensate Mr. Sabo specifically for his services to us. We pay our Manager a quarterly management fee and Mr. Sabo, as an equity member of our Manager, receives periodic cash distributions from our Manager after payment of operating costs, compensation and other expenses related to our Manager’s employees and its other members. The amount of such distribution, which relates not only to the management fee paid by us but also the Manager’s other income, is derived by the Manager and is not within our control. Accordingly, no compensation information for Mr. Sabo is reflected in the above summary compensation table. We incurred approximately $74.8, $67.9 million and $62.1 million of management fees under the Management Services Agreement during each of 2024, 2023, and 2022, respectively, the payments made by the Company of such management fees in each year were reduced dollar-for-dollar by approximately $6.8 million, $6.0 million, and $5.5 million, respectively, due to offsetting management fees paid by our subsidiaries under offsetting management services agreements with our Manager during each of 2024, 2023, and 2022, respectively. See the sections titled “Certain Relationships and Related Persons Transactions – Contractual Arrangements with Related Persons – Management Services Agreement” and “Offsetting Management Services Agreements” for additional information about the Management Services Agreement and offsetting management services agreements.

(2)
Mr. Sabo, Mr. Keller and Mr. Faulkingham did not participate in any Company sponsored stock award, stock option, non-equity incentive or nonqualified deferred stock compensation plans during 2024, 2023 or 2022.

(3)	Includes the following payments paid on behalf of Mr. Keller:

Year	Healthcare Contributions	Insurance Premiums	401(K) Contributions	Total
	($)	($)	($)	($)
2024	$12,156	$1,110	$27,600	$40,866

(4)
For fiscal year 2024, includes $1.075 million of severance and $300,000 for the provision of transition services paid directly to Mr. Faulkingham and the following payments paid on behalf of Mr. Faulkingham for fiscal years 2024, 2023 and 2022, respectively:

Year	Severance/ Transition Service Fees	Healthcare Contributions	Insurance Premiums	401(K) Contributions	Total
	($)	($)	($)	($)	($)
2024	$1,375,000	$42,429	$2,020	$27,600	$1,447,049
2023	—	$38,206	$3,843	$26,400	$68,449
2022	—	$29,847	$3,533	$24,400	$57,780

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Grants of Plan-Based Awards
None of our named executive officers participate in or have account balances in any Company sponsored plan-based award programs.
Employment Agreements
Employment Agreement with Stephen Keller. On August 31, 2024, our Manager entered into an employment agreement with Mr. Keller, as amended by that certain First Amended and Restated Employment Agreement effective as of August 31, 2024. Our Manager has seconded Mr. Keller to the Company to act as Chief Financial Officer.
For fiscal year 2024, Mr. Keller’s base salary was $600,000 per annum, as recommended by the Manager and ratified and approved by the Compensation Committee of the Company’s Board. Mr. Keller’s base salary was not increased for fiscal year 2025. Our Manager has the right to increase, but not decrease, Mr. Keller’s base salary during the term of his employment agreement. The employment agreement with our Manager provides that Mr. Keller is entitled to receive an annual bonus, with a target amount equal to 50% or more of Mr. Keller’s base salary, as determined in the sole judgment of our Manager, subject to the ratification and approval of the reimbursement of such amount by the Compensation Committee of the Company’s Board. In addition, upon commencement of Mr. Keller’s employment in 2024, Mr. Keller received a one-time bonus in the amount of $250,000. Such bonus may be clawed back if Mr. Keller is terminated for “proper cause” by our Manager or voluntarily resigns his employment with our Manager without “good reason”, in each case, prior to August 20, 2025. For the 24 month period beginning August 31, 2024, Mr. Keller is entitled to receive reimbursement for his monthly rent near Costa Mesa, California, if he procures housing there, up to a maximum amount of $3,000 per month.
The employment agreement requires Mr. Keller to protect the Company’s confidential information and abide by certain obligations with respect to the Company’s intellectual property. Information regarding Mr. Keller’s rights to payment upon termination of employment pursuant to his employment agreement can be found in this Proxy Statement under the heading “Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Ryan J. Faulkingham. On November 30, 2013, our Manager entered into an employment agreement with Mr. Faulkingham who was seconded by the Manager to the Company to act as Chief Financial Officer up and until August 30, 2024.
For fiscal year 2024, Mr. Faulkingham’s base salary was $500,000 per annum, as recommended by the Manager and ratified and approved by the Compensation Committee of the Company’s Board. Mr. Faulkingham’s employment agreement prohibited Mr. Faulkingham from (i) competing with the Company or the Manager, and (ii) soliciting any of the Manager’s employees, including those performing services for the Company, for a period of one year after the termination of his employment. The employment agreement also required that Mr. Faulkingham protect the Company’s confidential information. Information regarding the payments received by Mr. Faulkingham upon termination of employment pursuant to his employment agreement can be found in this Proxy Statement under the heading “Potential Payments Upon Termination or Change in Control.”
Clawback Policy
Our Board believes that it is in the best interests of the Company and its shareholders to maintain a culture that emphasizes integrity and accountability and that reinforces our compensation philosophy. Therefore, in 2023, the Board adopted a Clawback Policy which provides for the recoupment of erroneously awarded executive compensation in the event an accounting restatement is required. Our Clawback Policy is designed to comply with Section 10D of the Exchange Act, Exchange Act Rule 10D-1, and Section 303A.14 of the NYSE Listed Company Manual. Our Clawback Policy is available on our website at ir.compassdiversified.com/corporate-governance/governance-overview.
Insider Trading Policy and Policies on Hedging and Pledging
The Company has adopted the Compass Diversified Holdings, Compass Group Diversified Holdings LLC (including subsidiaries) and Compass Group Management LLC Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures, which we refer to as our “Insider Trading Policy”, which governs the purchase, sale and/or other dispositions of its securities by directors, officers and employees of the Company. Under our Insider Trading Policy, each employee, officer and director of the Company is prohibited from buying or selling our securities when he or

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she is aware of material, non-public information about the Company. These individuals are also prohibited from providing such information to others. Our Board believes that our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. As noted in our Insider Trading Policy, it is also our policy that the Company will not engage in transactions of our securities in violation of insider trading laws. Our Insider Trading Policy is available on our website at ir.compassdiversified.com/corporate-governance/governance-overview.
To prevent speculation or hedging of executive officers’ and directors’ interests in our equity, our Insider Trading Policy prohibits short sales, hedging transactions and short-term trading (unless pursuant to stock option exercises or other employee benefit plan acquisitions) of Trust stock, and the purchase or sale of options, puts, calls, exchange-traded options, or any derivative security that has similar characteristics, by our executive officers and directors. Our Insider Trading Policy also provides that our executive officers and directors may not hold our securities (regardless of how such securities are obtained) in a margin account or pledge such securities as collateral for a loan. None of our executive officers or directors hold our securities in a margin account or have pledged our securities as collateral for a loan.
Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested
None of our named executive officers hold or have ever held options to purchase interests in us or other awards with values based on the value of our interests.
Pension Benefits
None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by us.
Potential Payments upon Termination or Change in Control
The following summarizes potential payments payable to our named executive officers upon termination of employment or a change in control.
Employment Agreement with Stephen Keller. Pursuant to his employment agreement, if Mr. Keller’s employment is terminated for any reason, including if Mr. Keller terminates his employment for other than “good reason” or if our Manager terminates his employment for “proper cause”, our Manager shall pay Mr. Keller all accrued amounts to which he may be entitled up to the termination date. In addition to accrued obligations, if Mr. Keller’s employment is terminated by our Manger other than in the event of death or disability or in the event of “proper cause” or if Mr. Keller terminates his employment for “good reason,” conditioned upon Mr. Keller’s execution (and, if applicable, non-revocation) of a full waiver and release of all claims against our Manager and its affiliates, including the Company, and their respective officers, directors, shareholders, employees and agents containing standard terms for such an agreement, our Manager shall, within sixty (60) days after the date of termination, pay Mr. Keller, in a lump sum, less legally required withholdings, an amount equal to (a) fifty percent (50%) of Mr. Keller’s base salary rate at the termination date, if the termination date is prior to September 1, 2025, or (b) seventy five percent (75%) of Mr. Keller’s base salary rate at the termination date, if the termination date is on or after September 1, 2025; provided, however, that in the event Mr. Keller’s employment is terminated subsequent to the end of an applicable calendar year for which performance objectives relate and an incentive bonus would otherwise be payable to Mr. Keller and such termination is due to Mr. Keller’s death or disability, by the Manager not for “proper cause”, or by Mr. Keller for “good reason”, such bonus shall be payable without regard to Mr. Keller’s termination of employment. Had such a circumstance and subsequent execution of a full release and waiver occurred as of December 31, 2024, Mr. Keller would have been entitled to receive approximately $390,000.
In Mr. Keller’s employment agreement “proper cause” is defined to mean: (a) any breach by Mr. Keller of any material provision of the employment agreement, subject to notice and an opportunity to cure in some instances; (b) an act of dishonesty, gross negligence or willful misconduct, or a willful or reckless violation of a material regulatory requirement, or of any material written policy or procedure applicable to the Company, the Manager or its affiliates by

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Mr. Keller, if such act has or would reasonably be expected to have a material adverse impact on the financial interests or business reputation of the Company, the Manager or its affiliates; (c) any breach of Mr. Keller’s duty of loyalty or other fiduciary duties to the Company, the Manager or its affiliates; (d) a willful failure of Mr. Keller to follow the reasonable directives of the managing member of the Manager or the Board pertaining to legal compliance or audits of the Company, the Manager or its affiliates, within 10 days of receiving notice of any such failure to follow such directive; (e) Mr. Keller’s conviction of, or plea of nolo contendere to, a crime which in the reasonable discretion of the Manager or the Board of the Company, materially and adversely affects or, would reasonably be expected to materially and adversely affect, the reputation of the Company, the Manager or any of its affiliates or Mr. Keller’s ability to perform the services required under the employment agreement; or (f) the commission of an act of fraud, embezzlement, or misappropriation by Mr. Keller with respect to his relations with the Company, the Manager or any of their respective employees, customers, agents, or representatives.
“Good reason” is defined in Mr. Keller’s employment agreement to mean: (a) a breach by the Manager of any of the material provisions of the employment agreement that is not remedied after notice and an opportunity to cure; or (b) the relocation without Mr. Keller’s consent of his principal place of employment more than sixty (60) miles from the Manager’s Westport, Connecticut or Costa Mesa, California locations.
Employment Agreement with Ryan J. Faulkingham. In accordance with Mr. Faulkingham’s employment agreement, following his termination of employment on August 30, 2024, he received $1.075 million of cash severance in a lump sum forty-five days following his termination. Mr. Faulkingham performed transition services for the sixty-day period following his termination date and received a lump sum payment of $300,000 in exchange for such services, plus continuation of his healthcare benefits during such period.
Mr. Faulkingham will also continue to be reimbursed for continued healthcare benefits for him and his dependents up and until the earlier of December 31, 2025, or the date he is eligible to receive such benefits from a subsequent employer.
CEO Pay Ratio
Our Chief Executive Officer and Chief Financial Officer are employees of our Manager and have been seconded to us to perform services on our behalf, as more fully described in the Management Services Agreement between the Company and our Manager. The Company does not compensate our Chief Executive Officer for the services that he provides to the Company as Chief Executive Officer. Rather, a management fee is paid to our Manager quarterly in respect of the services it performs for the Company pursuant to the Management Services Agreement and the Manager allocates a portion of such management fee to cover the Manager’s operating costs, overhead and other expenses, including the costs and expenses related to the compensation of all of the Manager’s personnel, other than the Chief Financial Officer and the Chief Financial Officer’s staff. The costs and expenses related to the compensation of our Chief Financial Officer and the Chief Financial Officer’s staff paid by our Manager are reimbursed by the Company.
Our Chief Executive Officer, as an equity owner of the Manager, along with the other equity owners of the Manager, receives certain distributions from the Manager after payment by the Manager of the aforementioned costs and expenses. No CEO Pay Ratio is provided in this Proxy Statement because our Chief Executive Officer has not received compensation from the Company for his services to us, the amount of payments or distributions by our Manager to our Chief Executive Officer are not within our control and are derived not only from the management fee paid by us but also the Manager’s other income, our Manager has not compensated Mr. Sabo specifically for his services to us, and Mr. Sabo also provides other services to our Manager unrelated to us.

49	2025 Proxy

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, which was mandated by Section 953(a) of the Dodd-Frank Act, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer “PEO” and “compensation actually paid” to our non-PEO named executive officers “NEOs”, and the financial performance of the Company during the years ended December 31, 2024, 2023, 2022, 2021, and 2020, respectively, in each case calculated in a manner consistent with SEC rules. This section should be read in conjunction with the Compensation Discussion and Analysis set forth in this Proxy Statement, which includes additional discussion of the objectives of our executive compensation for our named executive officers and how it aligned with the Company’s financial and operational performance.
Included in the table below is the annual compensation paid to our named executive officers and our financial performance for each of the five previous fiscal years.

Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)	Average summary compensation table total for non-PEO NEOs(2)(3)	Average compensation actually paid to non-PEO NEOs(3)	Value of initial fixed $100 investment based on:		Net income in (000’s)
					Total shareholder return(4)	Peer group total shareholder return(5)
2024	—	—	$1,156,457	$1,156,457	$125.79	$186.97	$47,350
2023	—	—	$1,117,449	$1,117,449	$116.99	$125.46	$262,405
2022	—	—	$1,072,780	$1,072,780	$90.35	$107.05	$51,438
2021	—	—	$1,043,399	$1,043,399	$145.03	$122.65	$126,809
2020	—	—	$1,026,683	$1,026,683	$84.50	$97.82	$27,197

(1)    Mr. Elias J. Sabo, our Chief Executive Officer, who is seconded to us by our Manager, does not receive compensation for his services directly from us. Mr. Sabo also provides other services to our Manager and our Manager does not compensate Mr. Sabo specifically for his services to us. We pay our Manager a quarterly management fee and Mr. Sabo, as an equity member of our Manager, receives periodic cash distributions from our Manager after payment of operating costs, compensation and other expenses related to our Manager’s employees and its other members. The amount of such distributions, which relates to not only the management fee paid by us but also the Manager’s other income, is derived by the Manager and is not within our control. Accordingly, no compensation information for Mr. Sabo is reflected in the “Summary compensation table total for PEO” or the “Compensation actually paid to PEO” columns.
(2)    Our Chief Financial Officers were the Company’s only non-PEO named executive officers compensated by the Company for the periods reported in this table. Accordingly, the amounts reported in these columns reflect the average summary compensation table totals and the average compensation actually paid to Mr. Stephen Keller and Mr. Ryan J. Faulkingham for the 2024 fiscal year, and to Mr. Ryan J. Faulkingham for years 2023, 2022, 2021, and 2020, respectively. The average summary compensation and average compensation actually paid to non-PEO NEOs for the 2024 fiscal year includes, for Mr. Faulkingham, our former CFO, $1.075 million of severance and $300,000 for the provision of transition services to the Company following the termination of his employment.
(3)    Our Chief Financial Officers did not and do not participate in any Company sponsored defined benefit or actuarial pension plans, or any Company sponsored stock award, stock option, non-equity incentive or nonqualified deferred stock compensation plans. Therefore, the compensation actually paid to our Chief Financial Officer(s) was equal to the summary compensation table totals for each of 2024, 2023, 2022, 2021, and 2020, respectively.
(4)    Our total shareholder return assumes the investment of $100 in our common stock on the last trading day before the earliest fiscal year in the above table through and including the end of the fiscal year for which total shareholder return is depicted.
(5)    Represents total shareholder return for NYSE Financial Sector Index.

50	2025 Proxy
Most Important Performance Measures
For the fiscal year ended December 31, 2024, the Company did not compensate its PEO and the Company did not rely on any performance measures to link the compensation of its current or former Chief Financial Officers, the Company’s only non-PEO named executive officers, to the performance of the Company, as described in the Compensation Discussion and Analysis contained in this Proxy Statement. Accordingly, there are no performance measures that could be included in a tabular list or from which a “company selected measure” would be determined for disclosure in the above table.
Comparison of Company Total Shareholder Return (TSR) to Peer Group Total Shareholder Return (TSR)

Company vs. Peer Group
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
2024
Company TSR
Peer Group TSR

During fiscal year 2020, our Company total shareholder return (“TSR”) was below the TSR of our peer group. During 2021, our Company TSR exceeded the TSR of our peer group. Both our Company TSR and the peer group TSR for 2022 were negatively affected by the general market decline in stock prices during that year, with our Company TSR being below the TSR for our peer group. Our Company TSR was slightly below that of our peer group for fiscal year 2023. Our Company TSR was below that of our peer group for fiscal year 2024.

51	2025 Proxy
Relationship Between Compensation Actually Paid (CAP) to PEO and NEOs and Company Total Shareholder Return (TSR)

CAP vs. TSR
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation Actually Paid
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
Company TSR
Peer Group TSR

Although the Company did not rely on any performance measures to link the compensation of its current or former Chief Financial Officers, the Company’s only non-PEO named executive officers, to the performance of the Company, the above table illustrates the relationship between the average compensation actually paid during fiscal years 2020, 2021, 2022, 2023, and 2024, respectively, to our current and former Chief Financial Officers, versus the Company’s total shareholder return (TSR) during the same periods. For 2024, only, the compensation actually paid to our former Chief Financial Officer includes approximately $1.075 million of severance and approximately $300,000 for transition services performed by our former Chief Financial Officer to transition our current Chief Financial Officer into the role. As described in the Compensation Discussion and Analysis contained in this Proxy Statement, during fiscal years 2020, 2021, 2022, 2023, and 2024 the Company did not compensate our PEO.

52	2025 Proxy
Relationship Between Compensation Actually Paid (CAP) to PEO and NEOs and Net Income

CAP vs. Net Income
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation Actually Paid
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
Net Income (dollars in millions)
2020
2021
2022
2023
2024
PEO CAP
NEO CAP
Net Income

Although the Company did not rely on any performance measures to link the compensation paid by the Company to our current or former Chief Financial Officers, the Company’s only non-PEO named executive officers, to the performance of the Company, the above table illustrates the relationship between the average compensation actually paid during fiscal years 2020, 2021, 2022, 2023, and 2024, respectively, to our Chief Financial Officers versus net income during the same periods. For fiscal year 2024 only, such average compensation includes $1.075 million of severance and $300,000 for the provision of transition services to the Company paid to our former Chief Financial Officer. As described in the “Compensation Discussion and Analysis” contained in this Proxy Statement, during fiscal years 2020, 2021, 2022, 2023, and 2024, the Company did not compensate our PEO.
Relationship Between Compensation Actually Paid Versus Company Selected Measure
As noted above, for the fiscal year ended December 31, 2024, the Company did not compensate its PEO and the Company did not rely on any performance measures to link the compensation of its current and former Chief Financial Officers, the Company’s only other named executive officers, to the performance of the Company. Accordingly, a description regarding the relationship between the compensation actually paid versus the “company selected performance measure” is not provided. Information regarding the compensation of our named executive officers is set forth in the “Compensation Discussion and Analysis” contained in this Proxy Statement.

53	2025 Proxy

Compensation
Committee Report
The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company’s named executive officers. We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis referred to above in the Company’s 2025 Proxy Statement.
Members of the Compensation Committee
Harold S. Edwards, Chair
Alexander S. Bhathal
Gordon M. Burns
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 3

Ratification of Appointment of Independent Auditor

55	2025 Proxy

Our Independent Auditor
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
General
Our Board has recommended and asks that you ratify the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2025, in accordance with the recommendation of our Audit Committee.
Grant Thornton LLP was appointed by our Audit Committee to audit the annual financial statements of the Company and the Trust for the fiscal years ended December 31, 2024, and December 31, 2023, respectively. Based on its past performance during these audits, the Audit Committee of the Board has appointed Grant Thornton LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year 2025. Grant Thornton LLP is a registered public accounting firm. Information regarding Grant Thornton LLP can be found at: grantthornton.com.
The affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Grant Thornton LLP. If shareholders do not ratify the appointment of Grant Thornton LLP, our Board will reconsider the appointment of Grant Thornton LLP and may, in its sole discretion, make a new proposal for independent auditor.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees
The chart below sets forth the total amount billed to us by Grant Thornton LLP for services performed for fiscal years 2024 and 2023, respectively, and breaks down these amounts by category of service:

	2024	2023
Audit Fees (1)	$6,179,716	$6,064,590
Audit-Related Fees (2)	—	—
Tax Fees (3)	$19,015	$14,663
All Other Fees (4)	—	—
Total	$6,198,731	$6,079,253

(1)    “Audit Fees” are the aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of our consolidated financial statements included in our annual reports on Form 10-K and for the review of financial statements included in our quarterly reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.
(2)    “Audit-Related Fees” are the aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above.
(3)    “Tax Fees” are the aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with tax compliance, advice and planning for one or more Company subsidiaries.
(4)    “All Other Fees” are the aggregate fees billed by Grant Thornton LLP for any other products and services provided.

56	2025 Proxy
Audit and Non-Audit Services Pre-Approval Policies and Procedures
The Audit Committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The Audit Committee has also delegated to the chair of the Audit Committee the authority to approve additional audit and non-audit services and, subject to compliance with all applicable independence requirements, to approve the engagement of additional accounting firms to provide such services, with subsequent ratification and approval by the Audit Committee. While all other audit-related, tax and other fees may be approved by the Audit Committee prospectively, all services rendered by Grant Thornton LLP are approved by our Audit Committee or pre-approved, consistent with our Audit Committee’s pre-approval policies.
In making its recommendation to ratify the appointment of Grant Thornton LLP as the independent auditor for the fiscal year ending December 31, 2025, the Audit Committee has considered whether the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP and has determined that such services do not interfere with Grant Thornton LLP’s independence.
Recommendation of the Board
Our Board recommends that you vote, based on the recommendation of the Audit Committee, FOR the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2025.

57	2025 Proxy

Audit Committee Report
Our Audit Committee is composed of four independent directors, all of whom are financially literate. In addition, the Board has determined that each of Ms. Shaffer, chair, Mr. Bottiglieri and Ms. Locke Simon qualifies as “audit committee financial expert” as defined by the applicable SEC rules. The Audit Committee operates under a written charter, which reflects the NYSE listing standards and the Sarbanes Oxley Act of 2002, as amended, requirements regarding audit committees. A copy of the current Audit Committee charter is available on the Company’s website at ir.compassdiversified.com/corporate-governance/governance-overview.
The Audit Committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of the Company’s consolidated financial statements and related disclosures, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the performance of the Company’s internal audit and control functions.
The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the U.S. and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The Audit Committee monitors and oversees these processes.
The Audit Committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the Audit Committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The Audit Committee’s charter also ensures that the independent auditor discusses with the Audit Committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.
The Audit Committee has reviewed and discussed with management and Grant Thornton LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended December 31, 2024. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence. The Audit Committee also considered whether the non-audit services provided by Grant Thornton LLP to us during 2024 were compatible with its independence as auditor.
Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Members of the Audit Committee
Teri R. Shaffer, Chair
James J. Bottiglieri
Harold S. Edwards
Heidi Locke Simon
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

58	2025 Proxy

Our Shareholders
Share Ownership of Directors, Nominees, Executive Officers and Principal Shareholders
The following table sets forth information regarding the beneficial ownership of shares of Trust common stock by each person who is known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Trust common stock, each of our directors, nominees and executive officers, and our directors, nominees and executive officers as a group, in each case, as of April 1, 2025 (except as otherwise noted below), based on 75,235,966 shares of Trust common stock issued and outstanding as of such date. All holders of shares of Trust common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of Trust common stock. The voting rights attached to shares of Trust common stock held by our directors, nominees, executive officers or major shareholders do not differ from those that attach to shares of Trust common stock held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause or direct the sale of the shares. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
5% Beneficial Owners:
CGI Magyar Holdings LLC (1)	7,241,510	9.6%
American Century Investment Management, Inc. (2)	6,034,994	8.02%
The Vanguard Group (3)	5,018,774	6.67%
BlackRock, Inc. (4)	4,229,890	5.62%
Directors, Nominees and Executive Officers:
Alexander S. Bhathal	18,286	*
James J. Bottiglieri	88,217	*
Gordon M. Burns (5)	87,679	*
Harold S. Edwards	76,539	*
Larry L. Enterline	32,886	*
Stephen Keller	11,840	*
Heidi Locke Simon	22,288	*
Nancy B. Mahon	10,523	*
Elias J. Sabo (6)	1,007,375	*
Teri R. Shaffer (7)	15,423	*
Ryan J. Faulkingham (8)	42,641
All Directors, Nominees and Executive Officers as a Group	1,403,041	1.8%

*	Less than 1%.

Footnotes for this chart are on the following page.

59	2025 Proxy
(1)   The Trust common shares (the “Shares”) are owned directly by CGI Magyar Holdings LLC., (“CGI Magyar”) a Delaware LLC with its principal offices at 301 Riverside Avenue, Westport, CT 06680. CGI Magyar was formed for the purpose of holding CODI shares and on December 31, 2023, CGI Magyar’s ownership was transferred from The Kattegat Trust to The Stevns Trust, without consideration or payment, as a charitable donation. CGI Magyar is owned 99.6% by The Stevns Trust and 0.04% by Anholt Services (USA), Inc. The Stevns Trust is a Bermudian charitable trust, engaged in the principal business of distributing income for charitable purposes, with its principal offices at Wessex House, 5th Floor, 45 Reid St., Hamilton HM12. The Co-Trustees of the Stevns Trust are Kattegat Private Trustees (Bermuda) Limited (“KPTBL”) and Hamilton Trust Company Limited (“HTCL”), Bermudian trust companies each with its principal offices at Wessex House 5th Fl., 45 Reid Street, Hamilton HM12, Bermuda. Path Spirit Limited is the trust protector for The Stevns Trust. KPTBL is wholly owned by The Lund Purpose Trust, a Bermudian purpose trust with its principal offices at Thistle House, 4 Burnaby Street, Hamilton HM 11, Bermuda, formed for the sole purpose of holding the shares of KPTBL. HTCL is owned 60% by Moore Stephens Bermuda L.P., a Bermuda exempted and limited partnership, and 40% by Lisvane Holdings Ltd., a local Bermuda company. The Stevns Trust and Path Spirit Limited disclaim beneficial ownership of the Shares, except to the extent of their pecuniary interest therein. This information is based on a Form 13D filed by CGI Magyar Holdings LLC, Path Spirit Limited and The Stevns Trust on November 26, 2024.
(2)   The address for American Century Investment Management, Inc. is 4500 Main Street 9th Floor, Kansas City, Missouri, 64111. This information is based on a Schedule 13G/A filed by American Century Investment Management, Inc. on November 8, 2024. American Century Investment Management, Inc. has sole dispositive power over 6,034,994 shares, shared dispositive power over 0 shares, sole voting power over 5,817,131 shares and shared voting power over 0 shares.
(3)   The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024. The Vanguard Group has sole dispositive power over 4,940,892 shares, shared dispositive power over 77,882 shares, sole voting power over 0 shares and shared voting power over 42,354 shares.
(4)   The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. This information is based on a Schedule 13G/A filed by BlackRock, Inc. on November 8, 2024. BlackRock, Inc. has sole dispositive power over 4,229,890 shares, shared dispositive power over 0 shares, sole voting power over 4,089,752 shares and shared voting power over 0 shares.
(5)   34,062 of these shares are beneficially owned directly by Mr. Burns, 30,000 of these shares are beneficially owned by Mr. Burns through a trust settled by Mr. Burns’ spouse and 23,617 of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.
(6)   331,826 of these shares are owned by our Manager. Mr. Sabo is the managing and controlling member of our Manager. Mr. Sabo disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.
(7)   1,320 of these shares are beneficially owned by Ms. Shaffer and directly by the Shaffer Living Trust of which Ms. Shaffer and her spouse are trustees and beneficiaries.
(8)   Mr. Faulkingham served as our Chief Financial Officer from January to August of 2024. 787 of these shares are beneficially owned by Mr. Faulkingham and directly by Mr. Faulkingham’s spouse.

Series B Preferred
The following table sets forth information regarding the beneficial ownership of our Series B Fixed-to-Floating Rate Cumulative Preferred Shares (the “Series B”) by each of our directors and executive officers, and our directors and executive officers as a group as of April 1, 2025, based on 7,508,385 shares of Series B issued and outstanding. The Series B is not convertible into common stock and the holders of the shares of the Series B are only entitled to limited voting rights, as provided in the share designation. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Directors, Nominees and Executive Officers:
Gordon M. Burns (1)	23,297	*
All Directors, Nominees and Executive Officers as a Group	23,297	*

*	Less than 1%.
(1)	All of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.
Series C Preferred
The following table sets forth information regarding the beneficial ownership of our Series C Cumulative Preferred Shares (the “Series C”) by each of our directors and executive officers, and our directors and executive officers as a group as of April 1, 2025, based on 7,906,665 shares of Series C issued and outstanding. The Series C is not convertible into common stock and the holders of the shares of the Series C are only entitled to limited voting rights, as provided in the share designation. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Directors, Nominees and Executive Officers:
Gordon M. Burns (1)	2,500	*
All Directors, Nominees and Executive Officers as a Group	2,500	*

*	Less than 1%.
(1)	All of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.

60	2025 Proxy
Company Two Class Equity Interests
The following table sets forth certain information as of April 1, 2025, regarding the beneficial ownership of the Company’s two classes of equity interests.

	Number of Interests (1)	Percent of Class
Sostratus LLC
allocation interests (2)	1,000	100%
trust interests	—	—
Compass Diversified Holdings (3)
allocation interests	—	—
trust interests	75,235,966	100%

(1)	Compass Group Diversified Holdings LLC has two classes of equity interests: allocation interests and trust interests.
(2)
Mr. Sabo may be deemed to be the beneficial owner of approximately 20% of the allocation interests as he indirectly shares in approximately 20% of the proceeds of distributions made with respect to the allocation interests, see, “Compensation Discussion and Analysis - Compensation Information from Our Manager and the Allocation Member” – for the Allocation Member’s estimate of the amounts reasonably associated with Mr. Sabo’s services to us. Mr. Keller may be deemed to be the beneficial owner of approximately 1.8% of the allocation interests as he indirectly shares in approximately 1.8% of the proceeds of distributions made with respect to the allocation interests. Mr. Faulkingham may be deemed to be the beneficial owner of approximately 5.0% of the allocation interests as he indirectly shares in approximately 5.0% of the proceeds of distributions made with respect to the allocation interests.

(3)
Each beneficial interest in the Trust corresponds to one underlying trust interest of the Company. Unless the Trust is dissolved, it must always remain the sole holder of 100% of the trust interests and the Company will have outstanding the identical number of trust interests as the number of outstanding shares of stock of the Trust. As a result of the corresponding interests between shares of stock of the Trust and trust interests, each holder of shares identified in the table above relating to the Trust is deemed to beneficially own a correspondingly proportionate interest in the Company.

Securities Authorized for Issuance under Company Equity Compensation Plans
There are no securities currently authorized for issuance under an equity compensation plan of the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of ten percent (10%) or more of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership
(Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that such persons furnish us with copies of all such forms they file with the SEC. Based solely upon our review of such forms (and amendments thereto) furnished to us during fiscal year 2024, and upon representations received by us from certain of our directors, and executive officers, we believe that our directors, executive officers and beneficial owners of 10% or more of a registered class of our equity securities complied with all Section 16(a) filing requirements on a timely basis during fiscal year 2024.
Shareholder Proposals for the 2026 Annual Meeting of Shareholders
To be considered for inclusion in our proxy statement for the 2026 Annual Meeting of shareholders, shareholder proposals must be received by the Company no later than December 15, 2025. In order to be included in Company-sponsored proxy materials, shareholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders.
With respect to shareholder proposals not wishing to be included in Company-sponsored proxy materials, but rather to be brought as business at the 2026 Annual Meeting, our governing documents prescribe certain advance notice procedures independent of the notice requirement and deadline described above. To be timely, a shareholder’s notice is required to be delivered to the Secretary not less than 120 days and no more than 150 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under our governing documents, a proposal for the 2026 Annual Meeting not included by or at the direction of the Board must be received no earlier than December 30, 2025, and no later than January 29, 2026. Shareholder proposals should be sent to: Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Secretary.

61	2025 Proxy
See the section titled “Corporate Governance and Board Oversight – Shareholder Nominations of Directors” for a discussion of shareholders’ ability to nominate directors. In addition to satisfying the foregoing notice requirements under our governing documents, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2026.
United States Securities and Exchange Commission Reports
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, is available to shareholders free of charge on our website at ir.compassdiversified.com/financial-information/annual-reports or by writing to us at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Investor Relations. Alternatively, a copy of such Annual Report on Form 10-K will also be available to shareholders free of charge on a website maintained by Broadridge Financial Solutions, Inc. and may be viewed at materials.proxyvote.com/20451Q.
Other Matters
We currently know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such matter or proposal.
Delivery of Documents to Shareholders Sharing an Address
We and some brokers have adopted “householding,” a procedure under which shareholders who have the same address will receive a single set of Proxy Materials, unless one or more of these shareholders provides notice that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate set of these Proxy Materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly upon your written or verbal request.
Any shareholders of record who share the same address and currently receive multiple copies of Proxy Materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions, Inc., Householding Department at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

62	2025 Proxy

Information Regarding Annual Meeting
COMPASS DIVERSIFIED HOLDINGS
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
301 Riverside Avenue, Second Floor, Westport, Connecticut 06880

Proxy Statement for Annual Meeting of Shareholders
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors, the “Board”, of Compass Group Diversified Holdings LLC, a Delaware limited liability company, the “Company”, for the 2025 Annual Meeting of Shareholders, which we refer to as the “Annual Meeting”, of Compass Diversified Holdings, the “Trust”, to be held on Thursday, May 29, 2025 at 12:00 p.m., Eastern Time, exclusively via live audio webcast, and for any adjournment(s) or postponement(s) thereof. The notice of Annual Meeting, Proxy Statement and proxy are first being mailed or provided to shareholders on or about April 14, 2025. The Annual Meeting will be a completely virtual meeting.
Purpose of Meeting
As described in more detail in this Proxy Statement, the Annual Meeting is being held for the following purposes:
•	to elect six (6) directors named in the Proxy Statement, each to serve for a one-year term expiring at the 2026 Annual Meeting of Shareholders;
•	to approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”); and
•	to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2025.
Shareholders may also be asked to consider and act upon such other matters as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.
Attending and Voting at the Annual Meeting
Broadridge Financial Solutions, Inc., which we refer to as “Broadridge”, has been selected as our inspector of election. As part of its responsibilities, Broadridge is required to independently verify that you are a shareholder of the Trust eligible to attend the Annual Meeting and to determine whether you may vote at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.
Notice and Access
The SEC has adopted a Notice and Access rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, to shareholders in lieu of a paper copy of the Proxy Statement and related materials and the Company’s Annual Report to Shareholders, which we refer to as the “Proxy Materials.” The Notice provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth in the Notice.

63	2025 Proxy

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 29, 2025:

The Proxy Materials are available at www.proxyvote.com.	Enter the 16-digit control number located on the Notice of Internet Availability or proxy card.

Voting by Proxy
If at the close of business on April 1, 2025, you were a shareholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote electronically during the Annual Meeting at virtualshareholdermeeting.com/CODI2025 when you enter the control number that appears on the proxy card or the Notice that have been provided to you. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. You may revoke your proxies at the times and in the manners described in this Proxy Statement.
If you are a shareholder of record or hold shares through a broker, bank, or other nominee and are voting by proxy, your vote must be received on or before 11:59 p.m., Eastern Time on May 28, 2025, to be counted.
Voting by Proxy via Internet
•	Go to the website proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit control number included on your proxy card or Notice to vote online.
Voting by Proxy via Telephone
•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit control number included on your proxy card or Notice in order to vote by telephone.
Voting by Proxy via Mail
•	If you received paper copies of the Proxy Materials, mark your selections on the proxy card that accompanies this Proxy Statement.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope provided to you.
Attending the Annual Meeting
The Annual Meeting is being conducted exclusively online via live audio webcast. There will not be a traditional in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Any shareholder can attend the Annual Meeting via live audio webcast at virtualshareholdermeeting.com/CODI2025.
•	We encourage you to access the Annual Meeting online prior to its start time.
•	The Annual Meeting starts at 12:00 p.m., Eastern Time on Thursday, May 29, 2025.
•	Shareholders may vote and electronically submit questions while attending the Annual Meeting on the live audio webcast.
•	Please have the control number that appears on the proxy card or Notice that you have been provided in order to join the Annual Meeting.
•	Instructions on how to attend and participate via live audio webcast are posted at virtualshareholdermeeting.com/CODI2025.
•
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

64	2025 Proxy
Appointment of Proxy
Shareholders of Record We encourage you to appoint a proxy to vote on your behalf by submitting a proxy via the Internet or telephone or, if you received paper copies of the Proxy Materials, by promptly submitting the enclosed proxy card, which is solicited by the Company’s Board, and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to submit a proxy regardless of whether you will attend the Annual Meeting to ensure that your vote is represented at the Annual Meeting.

PLEASE RETURN YOUR PROXY CARD TO US IN THE PROVIDED POSTAGE PRE-PAID ENVELOPE, OR SUBMIT YOUR VOTE BY TELEPHONE OR ONLINE, NO LATER THAN 11:59 P.M., EASTERN TIME, ON MAY 28, 2025. IF WE DO NOT RECEIVE YOUR PROXY CARD OR VOTE BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND AND VOTE YOUR SHARES ELECTRONICALLY AT THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

The persons named in the proxy card are officers of the Company and have been designated as proxies by our Board. These designated proxies will vote as directed by the completed proxy card.
If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see the section below under the heading “Revocation of Proxy” for more information.
Beneficial Owners If you hold your shares in street name, these Proxy Materials are being forwarded to you by your bank, broker or their appointed agent. If you requested printed copies of these Proxy Materials, you should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. You may also request a legal proxy from your bank or broker to vote electronically at the Annual Meeting.
Voting by the Designated Proxies
The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the designated proxies in accordance with the recommendations of our Board. Our Board recommends:
•	a vote FOR ALL six (6) directors described in the Proxy Statement each to serve for a one-year term expiring at the 2026 Annual Meeting of Shareholders (Proposal 1);
•
a vote FOR the approval, on a non-binding and advisory basis, of the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”) (Proposal 2); and

•	a vote FOR the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2025 (Proposal 3).
If any other matter properly comes before the Annual Meeting, your proxies will vote on that matter in their discretion.
Revocation of Proxy
If you are a shareholder of record, you may revoke or change your proxy before it is voted by providing notice of revocation to our Corporate Secretary, by delivering a proxy bearing a later date or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder or, if you obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending and voting at the Annual Meeting.
Any written notice of revocation must be sent to Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880 or by facsimile to (203) 221-8253, to the attention of Carrie W. Ryan, Secretary.

65	2025 Proxy
Approval of Proposals and Solicitation
Each shareholder who owned shares of Trust common stock on April 1, 2025, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each such share of Trust common stock. On April 1, 2025, 75,235,966 shares of Trust common stock were issued and outstanding and such shares were held by approximately 39,700 beneficial holders and 14 record holders.
Quorum
Under the terms of the Third Amended and Restated Trust Agreement of the Trust, dated August 3, 2021, as amended through the date hereof, which we refer to as the “Trust Agreement” and the LLC Agreement, the shareholders present in person or by proxy holding a majority of the then outstanding voting shares of the Trust common stock entitled to vote shall constitute a quorum at a meeting of the Trust’s shareholders. The Series A Trust preferred interests, the Series B Trust preferred interests and the Series C Trust preferred interests, are not considered outstanding voting shares of the Trust for purposes of the Annual Meeting. Accordingly, holders of shares of Trust common stock are the only shareholders entitled to vote at the Annual Meeting. For purposes of determining the presence of a quorum, shares of Trust common stock that are represented by broker non-votes and/or represented by proxies that are marked “abstain” or “withhold” will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposals 1 and 2 described in this proxy are non-discretionary items and Proposal 3 described in this proxy is a discretionary item. Broker non-votes will not be counted or deemed to be present in person or by proxy and entitled to vote for the purpose of determining whether our shareholders have approved a matter.
If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of the outstanding Trust common shares entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.
Approval of Proposals
Proposal 1
Assuming the presence of a quorum, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected as a director. No shareholder shall be permitted to cumulate votes for the election of directors. The election of directors is a non-discretionary item, and brokers may not vote on Proposal 1 without specific voting instructions from beneficial owners, resulting in a broker non-vote. Broker non-votes and withheld votes are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy, and therefore, have no impact on Proposal 1.
Proposal 2
Assuming the presence of a quorum, the affirmative vote of a majority of the Trust common shares present (in person or by proxy) at the Annual Meeting and entitled to vote is required to approve the shareholder advisory vote on executive compensation. Proposal 2 is a non-discretionary item, and brokers may not vote on Proposal 2 without specific voting instructions from beneficial owners, resulting in a broker non-vote. An abstention is not counted toward the approval, and the effect of an abstention is the same as a vote “Against” the approval. Broker non-votes will have no impact on Proposal 2. Because the vote on Proposal 2 is advisory in nature, it will not be binding on our Board or the Company; however, our Board will consider the outcome of the vote, along with other factors, when making future decisions regarding the compensation of our named executive officers.
Proposal 3
Assuming the presence of a quorum, the affirmative vote of a majority of the Trust common shares present (in person or by proxy) at the Annual Meeting and entitled to vote is required to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2025. An abstention on Proposal 3 is not counted, and the effect of an abstention is the same as a vote “Against” Proposal 3. Proposal 3 is a discretionary item upon which your bank or broker has the authority to vote uninstructed shares. Should your bank or broker not indicate their vote on Proposal 3, but otherwise appoint the proxies, your shares will be voted “For” the

66	2025 Proxy
ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2025.
Except for certain business combinations, as such term is defined in the Trust Agreement, and otherwise required by law, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the outstanding Trust common shares present (in person or represented by proxy) at the Annual Meeting and entitled to vote.
As required by the Company’s LLC Agreement and Trust Agreement, immediately following the tabulation of votes cast at the Annual Meeting, the Trust, as the sole owner of the Company’s trust interests, will vote such trust interests for the election of directors in the same proportion as the holders of Trust common stock. Consequently, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected by the Trust to serve as a director of the Company until the Company’s 2026 Annual Meeting of shareholders.
All votes will be tabulated by Broadridge, the proxy tabulator and inspector of election appointed for the Annual Meeting. Broadridge will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this Proxy Statement and the proxy card. We have also retained Broadridge to distribute copies of these Proxy Materials to banks, brokers, fiduciaries and custodians, or their agents holding shares in their names on behalf of beneficial owners so that they may forward these Proxy Materials to our beneficial owners.
We may supplement the original solicitation of proxies by mail with solicitation by telephone and other means by directors, officers and/or employees of our Manager. We will not pay any additional compensation to these individuals for any such services.

PRIMALOFT.

Honey Pot
PREBIOTIC

RC4
SCHER

BioEPS
ALTOR

CANNED HEAT
Sterno
CLEANER

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CODI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the provided postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71086-P28187

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPASS DIVERSIFIED HOLDINGS

THE BOARD RECOMMENDS A VOTE "FOR ALL" OF THE DIRECTOR NOMINEES, A VOTE "FOR" PROPOSAL 2, AND A VOTE "FOR" PROPOSAL 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

   01) Larry L. Enterline
   02) Alexander S. Bhathal
   03) Harold S. Edwards
   04) Heidi Locke Simon
   05) Nancy B. Mahon
   06) Teri R. Shaffer

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V71087-P28187

Proxy

COMPASS DIVERSIFIED HOLDINGS

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Elias J. Sabo and Stephen Keller, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Trust common stock of Compass Diversified Holdings that the undersigned is entitled in any capacity to vote if personally present at the 2025 Annual Meeting of Shareholders to be held virtually on May 29, 2025 at 12:00 P.M., Eastern Time, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized, in their discretion, to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR ALL OF THE NOMINEES TO BE ELECTED, FOR PROPOSAL 2, FOR PROPOSAL 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

PLEASE RETURN THIS PROXY CARD AFTER VOTING, SIGNING AND DATING IT OR VOTE BY TELEPHONE OR THE INTERNET.

Continued and to be signed on reverse side.